Exhibit 4.1

ACORDA THERAPEUTICS, INC.,

THE GUARANTORS PARTY HERETO,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of December 23, 2019

6.00% Convertible Senior Secured Notes due 2024

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture
Exhibit C	Form of Permitted Intercreditor Agreement

SCHEDULES

Schedule A	Schedule of Exchanges of Notes
Schedule B	Existing Liens
Schedule C	Existing Subsidiaries
Schedule D	Existing Indebtedness
Schedule E	Excluded Entities
Schedule F	Existing Investments

v

THIS INDENTURE, dated as of December 23, 2019, between ACORDA THERAPEUTICS, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors party hereto (as defined herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and collateral agent (the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.00% Convertible Senior Secured Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $210,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Assignment and Transfer and the Form of Notation of Guarantee to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized; and

WHEREAS, all acts and things necessary to make the Guarantees, when executed by the Guarantors party hereto, the valid, binding and legal obligations of the respective Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company, the Guarantors, the Trustee and the Collateral Agent agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“2021 Convertible Notes” means the 1.75% convertible senior notes due 2021 issued by the Company pursuant to that certain Indenture dated as of June 23, 2014 (as supplemented by the First Supplemental Indenture, dated as of June 23 2014, and as further amended, supplemented and/or modified from time to time) by and between the Company and Wilmington Trust, National Association, a national banking association, as trustee (as supplemented, the “2021 Convertible Note Indenture”).

“Accounts” shall have the meaning specified in the Security Agreement.

“Acquired Debt” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means, with respect to any Person, (a) a purchase of a controlling interest in the Capital Stock of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a controlling interest in the Capital Stock, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Action” shall have the meaning specified in Section 17.02(e).

“Additional Interest” means all additional amounts of interest, if any, payable pursuant to Section 4.06(d), Section 4.06(e), Section 4.17(c), the Registration Rights Agreement and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an Affiliate of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Affiliate Transaction” shall have the meaning specified in Section 4.12.

“Aggregate Payments” shall have the meaning specified in Section 13.01(e).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Applicable Tax Law” shall have the meaning specified in Section 18.17.

“ARCUS Technology” shall have the meaning specified in the Security Agreement.

“Asset Sale” means:

(a)    the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets outside the ordinary course of business of the Company or any Restricted Subsidiary; or

(b)    the issuance or sale of Capital Stock (other than director’s qualifying shares, shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law or Disqualified Stock) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary), whether in a single transaction or a series of related transactions, in each case, other than:

(i)    a sale, exchange or other Disposition of obsolete, damaged, unnecessary, unsuitable or worn out equipment, or other assets, in the ordinary course of business, or Dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(ii)    the sale, conveyance, lease or other Disposition of all or substantially all of the assets of the Company or any Guarantor in compliance with the provisions described under Article 11 or any Disposition that constitutes a Fundamental Change;

(iii)    any Restricted Payment that is permitted to be made, and is made, under Section 4.08 or any Permitted Investment or any transaction specifically excluded from the definition of Restricted Payment;

(iv)    any Disposition of assets or issuance or sale of Capital Stock of any Restricted Subsidiary, in a single transaction or series of related transactions, together with other Dispositions utilizing this clause (iv), with an aggregate Fair Market Value of less than $10,000,000;

(v)    (x) Dispositions among the Company and its Restricted Subsidiaries or by any Subsidiary to the Company or any Guarantor and (y) Dispositions among Subsidiaries which are not Guarantors, including, in each case, any Disposition in connection with any Merger Event or any sale or issuance of any Restricted Subsidiary’s Capital Stock to the Company or any Restricted Subsidiary or any other Restricted Subsidiary that is a Guarantor, or to the extent the direct parent entity of such Restricted Subsidiary is another Restricted Subsidiary that is not a Guarantor, to such Restricted Subsidiary that is not a Guarantor;

(vi)    any Recovery Event;

(vii)    any sale or Disposition deemed to occur in connection with the granting or creation of any Lien permitted under this Indenture;

(viii)    any Disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(ix)    Dispositions of intellectual property (directly or through the Disposition of Capital Stock of the owner thereof) to Restricted Subsidiaries or Joint Ventures; provided that such Dispositions pursuant to this clause (ix) to any Joint Venture shall only be permitted if the JV Partner owns at least 50% of the Capital Stock in such Joint Ventures;

(x)    to the extent such intellectual property is acquired after the Issue Date, Dispositions of intellectual property rights in a particular territory to the Joint Venture which has the exclusive right to exploit intellectual property in such territory pursuant to and in accordance with the applicable joint venture of agreement of such Joint Venture;

(xi)    Dispositions of intellectual property or other similar assets (or any series of related Dispositions thereof) in respect of a particular asset owned by or licensed to a Joint Venture in connection with a Disposition of all or substantially all of the related IP;

(xii)    a Disposition in connection with a co-development agreement in a manner consistent with customary practice for a pharmaceuticals company;

(xiii)    the licensing or sub-licensing of intellectual property or other general intangibles in a manner consistent with customary practice for a pharmaceuticals company;

(xiv)    the sale, lease, assignment, license or sublease of Inventory, equipment, accounts receivable or other current assets held for sale in the ordinary course of business, and Dispositions of accounts receivable in connection with the collection or compromise thereof;

(xv)    the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(xvi)    any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or cash equivalents) of comparable or greater market value, as determined in good faith by the Company;

(xvii)    (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property in the ordinary course of business of the Company and its Restricted Subsidiaries;

(xviii)    the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(xix)    (i) Dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements and (ii) the transfer for fair value of property (including Capital Stock of Subsidiaries) to another Person in connection with a Joint Venture arrangement with respect to the transferred property; provided that such transfer is permitted pursuant to Section 4.08;

(xx)    the sale, exchange or other Disposition of cash or cash equivalents or investment grade securities in the ordinary course of business; or

(xxi)    the lapse, abandonment or other Disposition of registered patents, trademarks and other intellectual property of the Company and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their businesses;

provided that, notwithstanding anything in this definition to the contrary, (1) any exclusive or co-exclusive license of any Material Collateral, (2) any licensing of Material Collateral for development or sale of pharmaceutical products to third parties and (3) the Disposition of Capital Stock of any Guarantor shall, in each case, constitute an Asset Sale.

“Asset Sale Offer” shall have the meaning specified in Section 4.11(c).

“Authorized Share Amendment” means an amendment to the Company’s amended and restated articles of incorporation increasing the number of authorized shares of Common Stock to an amount that is sufficient, in the Company’s sole judgment, after taking into account all shares of Common Stock outstanding on the Business Day immediately preceding the date that the definitive proxy statement relating to the Authorized Share Amendment is filed with the SEC, as well as all shares of Common Stock reserved or necessary to satisfy the Company’s obligations as of such date to issue shares of Common Stock pursuant to the terms of any then outstanding convertible or exchangeable securities or contractual obligations (other than the Notes), to settle the conversion of all then-outstanding Notes (assuming Physical Settlement) at the Conversion Rate then applicable, after giving effect to the maximum number of shares of Common Stock that may be deliverable upon conversion in connection with a Make-Whole Fundamental Change, plus such additional number of shares of Common Stock that the Company reasonably anticipates issuing in connection with interest payments or Interest Make-Whole Payments on the Notes, in each case without giving effect to any Beneficial Ownership Limitations.

“Authorized Share Amendment Date” means the date the Company has adopted and duly filed with the Secretary of State of the State of Delaware the Authorized Share Amendment (which shall be following receipt by the Company of the requisite stockholder approvals for such Authorized Share Amendment and the Nasdaq Stockholder Approval).

“Authorized Share Conversion Cap” means, as of any time prior to the receipt of Nasdaq Stockholder Approval, 9,598,979 shares of Common Stock, and following the receipt of Nasdaq Stockholder Approval and prior to the Authorized Share Amendment Date, 18,297,028 shares of Common Stock, which amount shall in each case be subject to the same adjustments as the Conversion Rate, including without limitation those contained in Section 14.04, and following the receipt of Nasdaq Stockholder Approval, shall also be subject to increase on a share-by-share basis (which shall be subject to the same adjustments as the Conversion Rate, including without limitation those contained in Section 14.04) for any shares of Common Stock repurchased by the Company on or after the Issue Date that remain available for re-issuance by the Company. For the avoidance of doubt, after the later to occur of the receipt of Nasdaq Stockholder Approval and the Authorized Share Amendment Date, the Authorized Share Conversion Cap shall no longer be applicable.

“Averaging Period” shall have the meaning specified in Section 2.03(c).

“Beneficial Ownership Certificate” shall have the meaning specified in Section 16.03(e).

“Beneficial Ownership Limitations” shall have the meaning specified in Section 14.10(d).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under U.S. GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition. Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of the Company.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Collateral” shall have the meaning specified in the Security Agreement, excluding, for the avoidance of doubt in all cases, any Excluded Property.

“Collateral Agent” means the Person named as the “Collateral Agent” in Section 17.08(a) until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers and delivered to the Trustee.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)    to advance or supply funds:

(i)    for the purchase or payment of any such primary obligation; or

(ii)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contributing Guarantors” shall have the meaning specified in Section 13.01(e).

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.14.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the principal office of the Trustee or the Collateral Agent at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Global Capital Markets, 1100 North Market Street, Wilmington, DE 19890, Attention: Acorda Therapeutics Administrator, or such other address as the Trustee or the Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee or successor collateral agent (or such other address as such successor trustee or successor collateral agent may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning specified in Section 3.02.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ACOR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. On or after the occurrence of a Merger Event, the Daily VWAP of a unit of Reference Property on any date shall be determined in accordance with the two immediately preceding sentences except that (i) in the case of a Merger Event in connection with which holders of Common Stock receive only cash as set forth in Section 14.07(a), the Daily VWAP shall be equal to the per share amount of cash received by holders of Common Stock in such Merger Event and (ii) in the case of a Merger Event in connection with which holders of Common Stock receive a type of consideration other than cash or common stock as set forth in Section 14.07(a), the Daily VWAP shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Definitive Notes” means Notes that are in registered definitive non-global form.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale pursuant to Section 4.11(a) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation.

“Disposition” or “Dispose” means the sale, transfer, issuance, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property or assets (including, without limitation, any Capital Stock of the Company or any of its Restricted Subsidiaries) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes and the other Note Obligations); provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, or any state thereof or the District of Columbia.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Eligible Market” shall have the meaning specified in Section 16.01.

“Equity Payment Conditions” shall mean, at the time of the relevant payment to a Holder, (i) Nasdaq Stockholder Approval shall have been obtained, (ii) the Authorized Share Amendment Date shall have occurred and (iii) with respect to such Holder the Beneficial Ownership Limitations would not limit such payment.

“Event of Default” shall have the meaning specified in Section 6.01.

“Excess Proceeds” shall have the meaning specified in Section 4.11(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.14.

“Excluded Entity” means (a) each Subsidiary and each Joint Venture set forth on Schedule E (Excluded Entities), (b) any (i) non-Wholly Owned Subsidiary to the extent a guarantee of the Obligations and a pledge of the assets thereof in support of such guarantee is contractually prohibited or would require the consent of any third-party holder of the Capital Stock thereof (unless and until such consent is obtained), except to the extent such Subsidiary is required to become a Guarantor pursuant to the definition thereof (including pursuant to the proviso of such definition) or (ii) Joint Venture; provided that, in the event such non-wholly owned Subsidiary or Joint Venture (i) becomes a wholly-owned Subsidiary of the Company or a Guarantor or any of their Subsidiaries (including in connection with the exercise of put/call arrangements under any such agreements governing such joint venture arrangements which results in such Joint Venture becoming a wholly-owned Subsidiary of the Company or a Guarantor or any of their Subsidiaries) or the Company or a Guarantor or any of their Subsidiaries are permitted or able to cause (without obtaining the consent of any third party nor incurring any penalty or expense) such non-wholly owned Subsidiary to provide a guarantee of the Obligations or the pledge of the assets thereof in support of such guarantee or (ii) does not otherwise meet the definition of Excluded Entity, such Subsidiary (or Joint Venture which subsequently becomes a wholly-owned Subsidiary of the Company or a Guarantor or any of their Subsidiaries) shall promptly (and in any event within 15 Business Days) become a Guarantor pursuant to the terms of this Indenture, (c) any Subsidiary of the Company or a Guarantor that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired, in each case from guaranteeing the Note Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide such a guarantee, for so long as such prohibition or circumstance exists, or for which the provision of such guarantee would result in material adverse tax consequence (including as a result of the operation of Section 956 of the Code, or any similar law or regulation in any applicable jurisdiction) to the Company or a Guarantor or one of their Subsidiaries (as determined by the Company), (d) any CFC or any direct or indirect Domestic Subsidiary of any such CFC, (e) any FSHCO or (f) any Unrestricted Subsidiary. Notwithstanding the foregoing, in no event shall the Company or Civitas Therapeutics, Inc., a Delaware corporation, be an Excluded Entity.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excluded Property” shall have the meaning specified in the Security Agreement.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors, taking into account all relevant factors determinative of value, including, without limitation, preference rights, lack of liquidity, control and restrictions on marketability and transferability.

“Fair Share” shall have the meaning specified in Section 13.01(e).

“Fair Share Contribution Amount” shall have the meaning specified in Section 13.01(e).

“Foreign Subsidiary” means, with respect to any Person, (a) a Subsidiary of such Person that is organized under the Laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or (b) any direct or indirect Subsidiary of such Person that is treated as a disregarded entity for United States federal income tax purposes if substantially all of its assets consist of Capital Stock of one or more direct or indirect Subsidiaries of such Person described in clause (a) of this definition.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“FSHCO” means any direct or indirect Subsidiary of the Company, substantially all of the assets of which constitute equity of direct or indirect Foreign Subsidiaries that are CFCs.

“Full Conversion Date” shall have the meaning specified in Section 14.11(b).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)    except as described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned

Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Company’s Common Equity;

(b)    the consummation of (1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (1) and (2) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)    the Common Stock (or other common stock or American depositary receipts underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares or American depositary receipts, in each case, that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). For purposes of the definition of Fundamental Change, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition shall be deemed a Fundamental Change solely under clause (b) of such definition. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Funding Guarantor” shall have the meaning specified in Section 13.01(e).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“General Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(d).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Maturity Date, and (x) shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt and (y) money market mutual funds that are registered with the Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 thereunder and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” means the guarantees by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantor” means each Subsidiary of the Company that is or becomes party to the Security Agreement in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case until the Guarantee of such Subsidiary has been released in accordance with the provisions of this Indenture.

“Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holder Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(d).

“incur” shall have the meaning specified in Section 4.09(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) accounts payable incurred in the ordinary course of business and not past due by more than 90 days and (y) any earn-out obligations until such obligations become due and payable liabilities on the balance sheet of such Person in accordance with GAAP) and have not been paid within 90 days thereof, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others set forth in clauses (a)-(e) and (g)-(j) of this definition, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty or bankers’ acceptances; (i) any other off-balance sheet liability, and (j) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations (other than, for the avoidance of doubt, those described in clause (f) above) incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (5) deferred compensation; (6) accrued expenses; or (7) obligations in respect of Preferred Stock that is not Disqualified Stock. Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease the amount of Indebtedness deemed outstanding for purposes of this Indenture, (so that such outstanding amount differs from the principal amount of such Indebtedness payable at maturity) as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Issuance Amount” shall have the meaning specified in Section 2.01.

“Interest Make-Whole Payment” shall have the meaning specified in Section 14.02(i).

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2020.

“Interest Record Date” means, with respect to any Interest Payment Date, the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Inventory” shall have the meaning specified in the Security Agreement.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to Officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“Issue Date” means December 23, 2019.

“Joint Venture” means any joint venture entity in which the Company or any of its Subsidiaries holds Capital Stock (but which is not a Wholly Owned Subsidiary).

“JV Partner” means any of the Company, the Guarantors or any of their Subsidiaries in its respective capacity as an owner or holder of Investments in a Joint Venture.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error. The Last Reported Sale Price will be determined without reference to extended or after-hours trading. On or after the occurrence of a Merger Event, the Last Reported Sale Price of a unit of Reference Property on any date shall be determined in accordance with the four immediately preceding sentences except that (i) in the case of a Merger Event in connection with which holders of Common Stock receive only cash as set forth in Section 14.07(a), the Last Reported Sale Price shall be equal to the per share amount of cash received by holders of Common Stock in such Merger Event and (ii) in the case of a Merger Event in connection with which holders of Common Stock receive a type of consideration other than cash or common stock as set forth in Section 14.07(a), the Last Reported Sale Price shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as set forth in clause (a), (b) or (d) of the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Mandatory Conversion Date” shall have the meaning specified in Section 16.02(a).

“Mandatory Conversion Notice” shall have the meaning specified in Section 16.02(a).

“Mandatory Conversion Trigger Period” shall have the meaning specified in Section 16.01.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Collateral” means Pledged Intellectual Property, Secured Products, the ARCUS Technology and the unregistered Intellectual Property listed on Schedule VIII of the Security Agreement, the IP Licenses listed on Schedule IX of the Security Agreement and the revenues and proceeds of the foregoing.

“Maturity Date” means December 1, 2024.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Nasdaq Stockholder Approval” means the receipt by the Company of requisite approval from its stockholders to issue more than 19.99% of its outstanding shares of Common Stock at an issue price below the “minimum price” in payment of interest and settlement of conversions of the Notes in accordance with Nasdaq Stock Market Rule 5635.

“Net Proceeds” means, (a) with respect to any Disposition or any Recovery Event by the Company, any Restricted Subsidiary or any of their Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received by the Company or a Guarantor in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, unless, for the avoidance of doubt, any such cash or cash equivalents received by monetization is in the form of retained collections that do not constitute purchase price or consideration for the sale or other Disposition of the asset subject to such Disposition received by the Company, any Restricted Subsidiary or any of their Subsidiaries for such Disposition) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the loan documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including, without limitation, appraisals, brokerage, legal, title and recording or transfer tax expenses and commissions and legal, accounting and investment banking fees, sales commissions and other reasonable and customary fees and expenses) paid by such Person to third parties (other than Affiliates), (C) the taxes paid or the Company’s good faith and reasonable estimation of income, franchise, sales and other applicable taxes required to be paid as a result of such transaction, and (D) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Disposition and which are reasonably expected to be paid (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to the Company or any Guarantor, such amounts shall constitute Net Proceeds) and (b) in connection with any issuance or sale of Indebtedness by the Company or any Guarantor or any of their Subsidiaries, or any issuance or sale of Capital Stock by the Company, the cash proceeds received from such issuance or incurrence, net of the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction, including attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith paid by such Person to third parties (other than Affiliates). In the case of any non-Wholly Owned Subsidiary or Joint Venture, “Net Proceeds” shall be reduced by the pro rata portion thereof attributable to such minority interests or interests of Joint Venture partners. When applying Net Proceeds to the prepayment of the loans, such Net Proceeds shall be determined net of amounts necessary to pay accrued interest and any premium applicable thereto.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Obligations” means the Obligations of the Company and the other obligors (including the Guarantors) under this Indenture and the other Transaction Documents to pay principal, premium, if any, and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Transaction Documents and the performance of all other Obligations of the Company and the Guarantors under the Transaction Documents, according to the respective terms thereof.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Note Security Documents” means the Security Agreement, the intellectual property security agreements, and each other instrument, agreement or document executed and delivered by the Company and/or certain of its Affiliates to the Collateral Agent pursuant to this Indenture or any other security document granting a Lien to secure any of the Note Obligations.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, with respect to any Note surrendered for conversion means, (a) subject to clause (b), if the relevant Conversion Date occurs prior to September 1, 2024, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (b) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Mandatory Conversion Notice with respect to the Notes pursuant to Section 16.02 and prior to the relevant Mandatory Conversion Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Mandatory Conversion Date; and (c) subject to clause (b) if the relevant Conversion Date occurs on or after September 1, 2024, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offer Amount” shall have the meaning specified in Section 4.11(c).

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief or Principal Accounting Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of any Assistant Treasurer, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.14 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05.

“Optional Mandatory Conversion” shall have the meaning specified in Section 16.01.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock and all other arrangements relating to the control or management of such Person.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)    Notes converted pursuant to Article 16; and

(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 and delivered to the Trustee for cancellation.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Business” means any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Debt” shall have the meaning specified in Section 4.09(b).

“Permitted Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit C.

“Permitted Investments” means each of the following:

(a)    Investments in (i) cash or (ii) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that, in the case of Investments of the type described in clause (ii), the full faith and credit of the United States of America is pledged in support thereof;

(b)    Investments in corporate debt issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c)    Investments in time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender (as defined in any Permitted Refinancing thereof) or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(d)    Investments in fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)    Investments, classified in accordance with GAAP as current assets of the Company or any Guarantor, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)    Investments (i) existing on the Issue Date but not any additional Investments in respect thereof unless otherwise permitted hereunder, (ii) made pursuant to binding commitments or in Joint Ventures in existence on the Issue Date or as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements in effect on the Issue Date and (iii) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (i) or (ii), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or Section 4.08;

(g)    Investments by and between the Company and Restricted Subsidiaries;

(h)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)    Guarantees constituting Permitted Debt;

(j)    so long as no Default or Event of Default has occurred and is continuing or would be caused by such Investment, Investments by the Company or any Guarantor in non-speculative hedging agreements permitted hereunder;

(k)    Investments received in connection with the bankruptcy, insolvency, reorganization or similar proceeding of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)    loans and advances to officers, directors and employees of the Company or any Guarantor, in each case in the ordinary course of business; in an amount not to exceed $500,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time;

(m)    any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment: (x) such Person, to the extent required by Section 4.13, becomes a Guarantor; or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(n)    the Company or any Guarantor may own the Capital Stock of their respective Subsidiaries created or acquired in accordance with this Indenture (so long as all amounts invested in such Subsidiaries are independently justified under another clause of this definition);

(o)    (i) deposits made in the ordinary course of business to secure the performance of leases or other obligations pursuant to Section 4.09 and (ii) Investments consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(p)    Investments consisting of (w) transactions permitted under Article 8, (x) Restricted Payments of the types specified in clauses (a)(i), (a)(ii) and (a)(iv) of the definition thereof to the extent permitted under Section 4.08, (y) repayments (including by way of defeasance or irrevocable deposit) or other acquisitions of Indebtedness of any Restricted Subsidiary not prohibited hereunder and prepayments, redemptions, discharges, extinguishments or other satisfaction of the 2021 Convertible Notes and the Notes and (z) repayments (including by way of defeasance or irrevocable deposit) or other acquisitions of Indebtedness of any Subsidiary which is not a Restricted Subsidiary by any Subsidiary which is not a Restricted Subsidiary permitted hereunder;

(q)    Investments in the form of promissory notes and other non-cash consideration received in connection with any asset sale permitted hereunder;

(r)    advances in the form of a prepayment of expense to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business;

(s)    Investments by the Company or a Restricted Subsidiary in intellectual property assets in an aggregate amount not to exceed $50,000,000;

(t)    additional Investments in Restricted Subsidiaries which are Domestic Subsidiaries or in assets to be held by Restricted Subsidiaries which are Domestic Subsidiaries not otherwise permitted in this definition by the Company or any of its Restricted Subsidiaries; provided, however, that (i) such Investments shall exclude Investments in Joint Ventures or any of their Subsidiaries or Joint Ventures except for Investments in Joint Ventures solely in respect of intellectual property and (ii) if any Indebtedness is incurred in connection with such Acquisition, (x) such Indebtedness shall be non-recourse to the Company and the Restricted Subsidiaries and (y) such Indebtedness shall not exceed an amount equal to 50% of the cash purchase price paid by the Company or any of its Subsidiaries for such Acquisition;

(u)    Investments in securities or other assets received in connection with an Asset Sale made pursuant to Section 4.11 or any other Disposition of assets not constituting an Asset Sale;

(v)    purchases of intellectual property or other similar assets (or any series of related Dispositions thereof) in respect of a particular asset owned by or licensed to a Joint Venture in connection with a Disposition of all or substantially all of the intellectual property related to such asset;

(w)    Investments consisting of purchases and acquisitions of Inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(x)    Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons;

(y)    Investments in Unrestricted Subsidiaries or Joint Ventures incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(z)    Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(aa)    Investments to be owned by the Company or any of its Restricted Subsidiaries in the operation of a Permitted Business; provided, however, immediately after giving effect to such transaction, the aggregate amount of total consideration paid in connection with all Investments made pursuant to this clause (aa) which is allocated to all such target entities (or their assets) that do not become a Guarantor (or assets that do not become Collateral), (x) shall not exceed $270,000,000 in the aggregate during the term of this Indenture, or individually, for each such transaction (or series of related transactions), $100,000,000 or (y) shall be permitted to be paid with cash generated or maintained by a Restricted Subsidiary that is not a Guarantor;

(bb)    Investments in any Person to the extent the consideration for such Investments consist solely of Capital Stock of the Company, any Joint Venture or any Unrestricted Subsidiary;

(cc)    any Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.11 or any other disposition of property not constituting an Asset Sale;

(dd)    Investment in or repurchases of the Notes;

provided, however, that notwithstanding the foregoing, in the case of (y) Investments by any Foreign Subsidiary or (z) Investments made or held in a jurisdiction outside the United States, Permitted Investments shall also include (A) Investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies (and which Investments may be denominated in Dollars, Euros, or the local currency), (B) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in the ordinary course of business in Investments analogous to the foregoing Investments in clauses (a) through (e) and in this definition and (C) cash and cash equivalents that are required under applicable foreign law (including to comply with (or is advisable to facilitate compliance with) any applicable foreign takeover statutes) to be held in a foreign bank account; and provided, further, that with respect to any Investment, the Company may, in its sole discretion, at any time allocate all or any portion of such Investment to one or more of the above clauses (a) through (dd) so that all or a portion of such Investment would be a Permitted Investment. The amount of any Investment shall be measured on the date of each such Investment made and without giving effect to subsequent changes in value other than as a result of repayments of loans or advances, redemptions, returns of capital, sales or other dispositions thereof or similar events; provided, further, notwithstanding anything in this definition to the contrary, (1) Permitted Investment shall not mean the Investment by the Company or Subsidiary of (x) its entire interest in any of the Material Collateral into any Person that is not the Company or a Guarantor and (y) Capital Stock of any Guarantor into any Person that is not the Company or a Guarantor and (2) any Investments made in cash or cash equivalents in any Subsidiary or Joint Venture that is not a Guarantor in an amount in excess of $10,000,000 in the aggregate following the Issue Date shall only be permitted hereunder to the extent made in the form of loans to such Subsidiary.

“Permitted Liens” means:

(a)    Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;

(b)    Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable laws, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;

(c)    Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, other than any Lien imposed by ERISA;

(d)    Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)    Liens in respect of judgments that would not constitute an Event of Default hereunder and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(f)    Easements, covenants, conditions, restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or a Guarantor and such other minor title defects or survey matters that, taken as a whole, do not materially interfere with the current use of the real property;

(g)    Liens existing as of the Issue Date listed on Schedule B (Existing Liens) and Liens to secure any Permitted Refinancing of the Indebtedness with respect thereto; provided that such new Lien shall have the same Lien priority as the original Lien and be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof);

(h)    Liens on fixed or capital assets of the Company or any Guarantor which secure Indebtedness permitted under clause (iv) of the definition of Permitted Debt so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Company and any Guarantor;

(i)    Liens in favor of the Trustee and the Collateral Agent to secure the Note Obligations;

(j)    Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k)    Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or Disposition of Investments owned as of the Issue Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or Disposition of such Investments and not any obligation in connection with margin financing;

(l)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)    Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Transaction Documents, the consignment of goods to the Company or any Guarantor;

(n)    Liens on property, assets or Capital Stock in a Person in existence at the time such property, assets or Capital Stock are acquired, or on such property, assets or Capital Stock are of a Subsidiary of the Company in existence at the time such Subsidiary is acquired; provided that (i) such Liens are not incurred in connection with or in anticipation of acquisition and do not attach to any other property, assets or Capital Stock are of the Company or a Restricted Subsidiary or any of its Subsidiaries,(ii) if any such Liens exist on intellectual property of an entity that is or will be a Guarantor, such Liens do not secure any Indebtedness and (iii) such Liens shall not be secured on the assets or property of the Company or any Guarantor;

(o)    Liens on earnest money deposits made in connection with an agreement to purchase assets or Capital Stock of a Person, or in connection with an agreement to dispose of any property in an Asset Sale not prohibited hereby;

(p)    ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(q)    (i) licenses or sublicenses granted by the Company and/or its Restricted Subsidiaries permitted (or not expressly restricted) in accordance with the terms of this Indenture, (ii) leases or subleases granted by the Company or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Company or any Guarantor, (iii) any interest or title of a lessor, sublessor or licensor under any Capital Lease Obligations, (iv) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (v) subordination of the interest of the lessee or sub-lessee under such Capital Lease Obligations to any restriction or encumbrance referred to in the preceding clause (iv) and (vi) royalty, revenue, profit sharing or buy/sell arrangements arising out of Joint Ventures, purchase and sale contracts, development contracts or other arrangements expressly permitted hereunder;

(r)    Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(s)    [intentionally omitted];

(t)    Liens securing Indebtedness permitted pursuant to clause (xxiii)(c) of Permitted Debt on all or a portion of the Capital Stock of the Joint Venture so acquired;

(u)    Liens on the Capital Stock of Unrestricted Subsidiaries;

(v)    [intentionally omitted];

(w)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(x)    Liens securing Subordinated Indebtedness, provided that such Liens rank junior to the Lien securing the Notes and the Guarantees and such Liens shall secure only Subordinated Indebtedness incurred pursuant to Section 4.09(a) and subject to a Permitted Intercreditor Agreement; and

(y)    [intentionally omitted].

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing” and “Permitted Refinancing Indebtedness” means, with respect to any Person, any Indebtedness promptly issued in exchange for, or the Net Proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund (or, in the case of the 2021 Convertible Notes, satisfy and discharge) (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions and expenses, including reasonable and customary premiums, underwriting discounts defeasance costs, original issue discount, incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (provided that payments necessary to avoid such Subordinated Indebtedness being classified as applicable high yield discount obligation for purposes of Code

Section 163(i) shall be required even if the Indebtedness being so refinanced did not expressly provide for such payments); (d) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness; (e) such Permitted Refinancing Indebtedness is not incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor and (f) is not secured by a Lien on any assets other than the assets securing the Indebtedness being Refinanced.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Pledged Intellectual Property” shall have the meaning specified in the Security Agreement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any Capital Stock with preferential rights to any other Capital Stock of such Person with respect to payment of dividends or preferential rights upon liquidation, dissolution, or winding up.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property or assets of the Company or any of its Subsidiaries.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Resale Registration Rights Agreement, among the Company, each Guarantor and the other persons party thereto, dated as of December 20, 2019 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time).

“Related Business Assets” means assets (other than cash or cash equivalents) used or useful in a Permitted Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee or Collateral Agent, as applicable, any officer within the corporate trust department of the Trustee or Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee or Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Cash Account” means account number                      (Acorda Restricted Cash Account) established under this Indenture and held with the Collateral Agent, which account (i) is segregated from any other account of the Company or its Subsidiaries and (ii) bears a designation that clearly indicates that Collateral deposited therein or credited thereto are held for the benefit of the Trustee.

“Restricted Cash Amount” means, as at any time of determination, an amount equal to all remaining semi-annual scheduled payments of interest through June 1, 2023 on all then outstanding Notes at the time of determination.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Joint Venture” means (i) any Joint Venture of which a majority of the Capital Stock having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by an JV Partner or (ii) any Joint Venture in which an JV Partner has alone, or together with its Affiliates, consent rights over (or the ability to block) (a) the incurrence of Indebtedness or Liens at such Joint Venture or (b) any amendments, modifications, terminations or waivers of the Organization Documents of such Person that would permit, or relax, loosen or eliminate any limitations on, the incurrence of Indebtedness or Liens at such Joint Venture which would be prohibited hereunder.

“Restricted Payments” shall have the meaning specified in Section 4.08(a).

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Products” shall have the meaning specified in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement dated as of December 23, 2019 by and among the Company, the Guarantors and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided that for purposes of Section 6.01(h), Section 6.01(i) and Section 6.01(j), in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a “Significant Subsidiary” unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any noncontrolling interests for the last completed fiscal year prior to the date of such determination exceeds $10,000,000. Notwithstanding anything to the contrary in this definition, Civitas Therapeutics, Inc. shall in any event be a Significant Subsidiary.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes. For the avoidance of doubt, the Specified Dollar Amount shall not include cash amounts payable in connection with interest payments, any Interest Make-Whole Payment or the Company’s failure to deliver shares of Common Stock as a result of the Authorized Share Conversion Cap or otherwise.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subject Excess Proceeds” shall have the meaning specified in Section 4.11(c).

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company or any Guarantor which (i) is unsecured, (ii) by its terms expressly subordinated in right of payment or contractually subordinated to the Notes or any Guarantee (including the Note Obligations) or (iii) is secured by a Lien that is lower in priority than the Liens securing the Notes and the Guarantees (including the Note Obligations) (excluding any intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transaction Documents” means, collectively, this Indenture, the Notes, the Note Security Documents and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, supplemented or otherwise modified from time to time.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means, initially, Computershare Trust Company, N.A., in its capacity as the transfer agent for the Common Stock, and any successor entity acting in such capacity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Subsidiary” means the entities listed on Schedule E and any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in accordance with the following and any Subsidiary of an Unrestricted Subsidiary.

(a)    As of the Issue Date, all of the Subsidiaries of the Company are listed on Schedule C (Existing Subsidiaries) hereto. The Company may at any time after the Issue Date (a) designate any Restricted Subsidiary that is not the Company or a Guarantor to be an Unrestricted Subsidiary and (b) redesignate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (i) such entity is designated by the Board of Directors, (ii) such entity and its Subsidiaries do not hold any Indebtedness that is recourse to the Company or any Restricted Subsidiary, (iii) such entity and its Subsidiaries do not own any Capital Stock, are not an obligor under any Indebtedness of, and do not own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and (iv) no Default or Event of Default has occurred and is continuing or would be caused after giving effect to such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Restricted Subsidiary designated as an Unrestricted Subsidiary and its Subsidiaries will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments pursuant to Section 4.08 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted under the Indenture at the time of such designation and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b)    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness and Liens of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness and Liens are not permitted to be incurred as of such date under Section 4.09 and Section 4.10, respectively, the Company will be in default of such covenants. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, in the case of a re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (i) such re-designation will be deemed to be an incurrence of Indebtedness and Liens by a Restricted Subsidiary of any outstanding Indebtedness and Liens of such Unrestricted Subsidiary, and such re-designation will only be permitted if such Indebtedness is permitted under Section 4.09 and Section 4.10, calculated on a pro forma basis as if such re-designation had occurred at the beginning of the four-quarter period referred to in such Section and (ii) no Default or Event of Default has occurred and is continuing or would be caused thereby after giving effect to such re-designation. Any designation of a Subsidiary of the Company as a Restricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)    the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)    the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and Disqualified Stock) are at the time owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of Subsidiary shall be deemed replaced by a reference to “100%.”

Section 1.02    References to Interest. All references to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest (if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e), Section 4.17(c), the Registration Rights Agreement and Section 6.03) and to any interest payable on any Defaulted Amounts as set forth in Section 2.03(e). Unless the context otherwise requires, any express mention of Additional Interest or interest on Defaulted Amounts in any provision hereof shall not be construed as excluding Additional Interest or interest on Defaulted Amounts, as applicable, in those provisions hereof where such express mention is not made.

Section 1.03    Divisions. For all purposes under this Indenture and the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it, shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01    Designation and Amount. The Notes shall be designated as the “6.00% Convertible Senior Secured Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $207,001,000 (the “Initial Issuance Amount”), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends (other than legends restricting transfer) or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect Optional Mandatory Conversions, repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03    Date and Denomination of Notes; Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive any interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable to the Holder of those Notes by wire transfer of immediately available funds to that Holder’s account within the United States and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee in accordance with the Applicable Procedures of the Depositary.

(c)    The Company may elect to pay interest on the Notes in cash or, if the Equity Payment Conditions (other than clause (iii) of the definition thereof) are met, in cash or in shares of Common Stock. The Paying Agent will pay principal of, and cash interest on, Global Notes in immediately available funds to the registered holder of such Global Note, initially The Depository Trust Company or its nominee, as the case may be, on each Interest Payment Date, Fundamental Change Repurchase Date or other payment date, as the case may be. The value of a share of Common Stock issued to pay any interest on Physical Notes and Global Notes, if the Company elects to make payment of such interest in shares of Common Stock, will be equal to 95% of the simple average of the Daily VWAP for the 10 Trading Days ending on, and including, the Trading Day immediately preceding the relevant Interest Payment Date (the “Averaging Period”) as set forth in an Officers’ Certificate and delivered to the Trustee and Paying Agent. The Company may only elect to make payment of interest in Common Stock if such Common Stock is not subject to restrictions on transfer under the Securities Act by Persons other than Affiliates of the Company, whether based on an effective registration statement covering such shares or on an applicable exemption from such registration requirement for resale thereof.

(d)    The Company shall notify the Holders, the Trustee and the Transfer Agent in writing of whether it will make such interest payment in cash or in shares of Common Stock at least two Trading Days before the start of the applicable Averaging Period. If the Company notifies Holders that it will make an interest payment in shares of Common Stock, and all or a portion of such payment would cause such Holder to exceed its Beneficial Ownership Limitation, such Holder shall notify the Company via email at                      at least two Trading Days prior to the relevant Interest Payment Date, which notice shall specify the number of shares of Common stock such Holder may receive without exceeding the Beneficial Ownership Limitation with respect to such Holder. If the Company chooses to make such payment in shares of Common Stock, on the applicable Interest Payment Date, the Company shall either (x) if the Transfer Agent is participating in The Depository Trust Company’s Fast Automated Securities Transfer Program, credit the number of shares of Common Stock payable as an interest payment to such Holder’s or its designee’s balance account with the Depositary through its Deposit/Withdrawal at Custodian system, or (y) if the Transfer Agent is not participating in The Depository Trust Company’s Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to each Holder, a certificate, or a statement evidencing the issuance of Common Stock in book-entry format, registered in the Company’s share register in the name of such Holder or its designee for the number of shares of Common Stock to which such Holder is entitled in connection with such payment. The Company shall pay any cash interest (i) on any Physical Notes to the Holder of those Notes by wire transfer of immediately available funds to that Holder’s account within the United States or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If, after providing notice that it will pay an interest payment in shares of Common Stock, the Company becomes unable to deliver such shares of Common Stock on the relevant Interest Payment Date, the Company shall pay such interest payment in cash.

(e)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the then-applicable interest rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with any such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee and the Holders of such special record date of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(e).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of one or more of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and an Officers’ Certificate and an Opinion of Counsel, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note

Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed to a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Mandatory Conversion in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary.

(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been sold pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)    AGREES FOR THE BENEFIT OF ACORDA THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

None of the Note Registrar, the Trustee or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Conversion Agent or any of their agents shall have any responsibility for any actions taken or not taken by the Depositary.

(d)    Until the Resale Restriction Termination Date, any stock certificate or book-entry representing Common Stock issued upon conversion of a Note shall bear (in the case of a stock certificate) or have associated with it (in the case of a book-entry) a legend in substantially the following form (unless such Common Stock has been transferred pursuant to an effective registration statement under the Securities Act and that continues to be effective at the time of such transfer, or transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF ACORDA THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent for the Common Stock, or upon request for any shares of Common Stock represented by a book entry, be exchanged for a new certificate or certificates or updated book entry or entries, as applicable, for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)    Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall issue and the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, Optional Mandatory Conversion, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, Optional Mandatory Conversion, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical

Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08    Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, Optional Mandatory Conversion, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by the Trustee. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes canceled as provided herein. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09    CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” numbers and ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or ISIN numbers.

Section 2.10    Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and any interest accrued prior to the issue date of such additional Notes) up to an aggregate principal amount of $210,000,000 for all then-outstanding Notes issued under this Indenture; provided that if any such additional Notes are not fungible with the Notes previously issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 18.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE; COVENANT DEFEASANCE

Section 3.01    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Mandatory Conversion Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and/or shares of Common Stock, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02    Covenant Defeasance.

(a)    The Company may elect, at its option, to have its obligations released with respect to the covenants described in Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13 and Section 4.16 (“Covenant Defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including those events described in Section 6.01(a), (b), (c), (d), (e), (i), and (j)) will no longer constitute an Event of Default with respect to the Notes. In addition, if the Company exercises Covenant Defeasance, each Subsidiary Guarantor will be released from all of its obligations with respect to its applicable guarantee.

(b)    To exercise Covenant Defeasance with respect to the Notes:

(i)    (a) The Company must irrevocably have deposited or cause to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders (which funds shall be deemed to include any funds in the Restricted Cash Account): (I) money in an amount, or (II) Governmental Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (III) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes at maturity thereof, in accordance with the terms of this Indenture and such Notes, (b) Notes having an aggregate principal amount of less than 25% of the Initial Issuance Amount are then outstanding or (c) upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof and the repurchase of all Notes validly tendered and not withdrawn in accordance with the terms of any offer to repurchase in connection with such Fundamental Change;

(ii)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(iii)    such Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all Notes are in default within the meaning of such act);

(iv)    such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(v)    delivery to the Trustee of an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vi)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Covenant Defeasance have been complied with.

Section 3.03    Repayment to Company. Any money deposited with the Trustee or any Paying Agent and shares of Common Stock deposited with the Transfer Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, such Paying Agent or the Transfer Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, such Paying Agent or the Transfer Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 3.04    Deposited Moneys to be Held in Trust. All moneys, shares of Common Stock or Governmental Obligations deposited with the Trustee pursuant to Section 3.01, Section 3.02 or Section 3.03 shall be held in trust and shall be available for payment of all sums due and to become due on the Notes or under this Indenture in respect of principal, premium, and interest as due to the Holders of such Notes, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), in accordance with the provisions of such Notes and this Indenture, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 3.01, Section 3.02 or Section 3.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 3.05    Payment of Moneys Held by Paying Agents. In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01    Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02    Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office; provided that no service of legal process against the Company or any Guarantor may be made at any office of the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

Section 4.03    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04    Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes in trust for the benefit of the Trustee and the Holders of the Notes;

(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or any such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Trustee and the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and any such accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)    Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent and shares of Common Stock deposited with the Transfer Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), any interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, such Paying Agent or Transfer Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05    Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06    Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b)    The Company shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be delivered with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system; provided that the Trustee has no duty to determine whether any such filings have been made.

(c)    The Trustee shall have no duty to review or analyze any report furnished or made available to it. Delivery of the reports and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)    If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. For the avoidance of doubt, Notes represented by a restricted CUSIP in the Depositary’s systems are not freely tradeable.

(f)    Interest will be payable in arrears on each Interest Payment Date following accrual as set forth in Section 2.03.

(g)    The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. In no event shall Additional Interest accrue under the terms of this Indenture at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08    Limitation on Restricted Payments.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)    declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock, (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary to the Company or another Restricted Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii)    purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Restricted Subsidiary; or

(iii)    make any Restricted Investment; or

(iv)    purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value any (x) Disqualified Stock of the Company or any Restricted Subsidiary or (y) Subordinated Indebtedness;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)    Notwithstanding anything to the contrary contain herein, the provisions of this Section 4.08 will not prohibit:

(i)    the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this Section 4.08; provided that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;

(ii)    [intentionally omitted];

(iii)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Company or any Restricted Subsidiary or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $1,000,000 in any fiscal year; provided further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to officers, directors, employees or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section 4.08 plus

(B)    the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.08 or any other provisions of this Indenture;

(iv)    cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;

(v)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of unsecured Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary upon a Fundamental Change or Asset Sale to the extent required by this Indenture or other instrument pursuant to which such Disqualified Stock was issued pursuant to a provision no more favorable, including purchase price, to the holders thereof than the provisions set forth under Section 15.02 and Section 4.11, as applicable, but only if the Company or such Restricted Subsidiary has first complied with its obligation under Section 15.02 and Section 4.11 hereof, as applicable;

(vi)    each Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;

(vii)    repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of the Company or any of its Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the taxes payable by such Person upon such grant or award (or upon the vesting thereof);

(viii)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Common Equity of the Company or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company to the extent such proceeds are not otherwise applied (for the avoidance of doubt, this clause (viii) shall permit the conversion of the 2021 Convertible Notes into shares of Common Stock in accordance with the 2021 Convertible Note Indenture);

(ix)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or cash equivalents, and Investments in the Capital Stock of Joint Ventures pursuant to clause (f) or (s) of Permitted Investment);

(x)    the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of this Indenture;

(xi)    repurchases or redemptions of 2021 Convertible Notes, or cash payments to defease or discharge any 2021 Convertible Notes;

(xii)    payments on any Subordinated Indebtedness permitted under Section 4.09(a) to the extent such payments are expressly permitted under the Permitted Intercreditor Agreement covering such Subordinated Indebtedness;

(xiii)    any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary); and

(xiv)    the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 4.08.

(c)    Notwithstanding anything in the foregoing Section 4.08(b) (1) the Company shall not be permitted to make cash distributions to holders of its Capital Stock (including Common Stock and Preferred Stock) on account of such Capital Stock (including Common Stock and Preferred Stock) (other than as permitted hereunder in connection with a conversion transaction), in each case, so long as the Notes are outstanding and (2) in no event shall the distribution, as a dividend or otherwise, of (A) any Material Collateral be permitted under this Section 4.08 or (B) the Capital Stock of the Company or any Guarantor be permitted under this Section 4.08.

(d)    For purposes of determining compliance with this Section 4.08, if any Investment or Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above and/or is entitled to be incurred under one or more of the categories of Permitted Investments, the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 4.09    Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries and Restricted Joint Ventures, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Subordinated Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Subordinated Indebtedness (including Acquired Debt) or issue Preferred Stock, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby and to the extent such Subordinated Indebtedness is secured it must be secured only as permitted under clause (x) of the definition of Permitted Liens.

(b)    Notwithstanding anything to the contrary therein, Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Debt”):

(i)    [intentionally omitted];

(ii)    the incurrence by the Company and its Restricted Subsidiaries of the existing Indebtedness listed on Schedule D (Existing Indebtedness) hereto;

(iii)    the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Guarantees (and any exchanges of Notes and Guarantees thereof) in an aggregate amount not to exceed $210,000,000 at any time outstanding;

(iv)    the incurrence by the Company or any of its Restricted Subsidiaries of purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than intellectual property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed, at any one time outstanding, $20,000,000.

(v)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness to Refinance any Indebtedness that was permitted to be incurred under Section 4.09(a) or Section 4.09(b) (other than clauses (i), (iii) and (iv) thereof);

(vi)    to the extent permitted under clause (g) of the definition of Permitted Investments, the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

the aggregate principal amount of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries must be incurred pursuant to an intercompany note (which may take the form of a grid note) that is pledged to the Collateral Agent in accordance with the terms of the Security Agreement; and

if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Note Obligations, in the case of the Company, or the Guarantee, in the case of a Guarantor;

provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii)    contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(ix)    hedging obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(x)    the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor permitted to be incurred under Section 4.09(a) or any other provision of Section 4.09(b), and the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(xi)    the incurrence by the Company or any of its Restricted Subsidiaries of unsecured Indebtedness (other than for borrowed money) arising from customary agreements of the Company or any such Restricted Subsidiary providing indemnification, deferred purchase price, non-cash earn-outs, cash earn-outs, purchase price adjustments and other similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other Disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than, in the case of any such Disposition by the Company or any of its Restricted Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xii)    the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;

(xiii)    the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements, other than any such Indebtedness of the Company or any Guarantor in respect of any such obligations of a Restricted Subsidiary that is not a Guarantor;

(xiv)    unsecured Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Company or any Guarantor, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(xv)    Indebtedness incurred to Refinance the 2021 Convertible Notes, other than the Notes, up to the aggregate principal amount of 2021 Convertible Notes outstanding on the Issue Date, provided that in case of the incurrence of secured Indebtedness, such Indebtedness shall be incurred in accordance with clause (x) of Permitted Liens;

(xvi)    Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 90 days following the due date thereof; provided, further, that this clause (xvi) shall not include any Indebtedness of the Company or any Guarantor in respect of such obligations of a Restricted Subsidiary that is not a Guarantor;

(xvii)    Indebtedness of a Joint Venture to the Company or a Restricted Subsidiary and to the other holders of Capital Stock of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness of such Joint Venture owed to such holders of its Capital Stock does not exceed the percentage of the aggregate outstanding amount of the Capital Stock of such Joint Venture held by such holders;

(xviii)    Indebtedness representing deferred compensation or similar obligation to employees of the Company or any Guarantor or any of their Subsidiaries or incurred in the ordinary course of business;

(xix)    Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company to future,

current or former officers, directors, employees, consultants and independent contractors thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company or any direct or indirect parent company of the Company to the extent described in Section 4.08(b)(iii);

(xx)    customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxi)    Indebtedness of the Company and its Subsidiaries, to the extent the Net Proceeds thereof are promptly used to purchase the Notes in connection with a Fundamental Change;

(xxii)    [intentionally omitted]; and

(xxiii)    (a) Indebtedness in respect of an Acquisition permitted hereunder, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company or a Guarantor (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company or a Guarantor); provided that any such Indebtedness incurred in connection with subclause (a) hereof shall not exceed 25% of the cash purchase price paid for such Acquisition; (b) Indebtedness which may be deemed to exist in connection with agreements providing puts, calls or other buy/sell arrangements of Capital Stock in connection with Acquisitions permitted hereunder; (c) Indebtedness (not to exceed $25,000,000 in the aggregate at any time outstanding) incurred by one or more JV Partners in consideration for the purchase or acquisition for Fair Market Value of all or a portion of the Capital Stock of an owner or holder of Investments in the Joint Venture in which any such JV Partner owns Capital Stock and (d) any such Indebtedness incurred by the Company or any Guarantor shall only be in the form of Subordinated Indebtedness and, if secured, shall be subject to a Permitted Intercreditor Agreement.

(c)    For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of interest in the form of additional shares of preferred Capital Stock or Disqualified Stock, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount of any such accrual, accretion or payment is included in fixed charges of the Company as accrued.

(d)    The amount of any Indebtedness outstanding as of any date will be:

(i)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)    the aggregate principal amount outstanding, in the case of Indebtedness issued with interest payable in kinds;

(iii)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iv)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (x) the Fair Market Value of such assets at the date of determination; and (y) the amount of the Indebtedness of the other Person.

(e)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(f)    Notwithstanding anything to the contrary set forth herein, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined herein) any Indebtedness (including Acquired Debt), that is secured on a pari passu basis with the Note Obligations or higher in priority in right of payment to the Note Obligations, other than Indebtedness permitted pursuant to Section 4.09(b)(iv) (subject to clause limitations set forth in clause (h) of the definition of Permitted Liens).

Section 4.10    Limitations on Liens.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries and Restricted Joint Ventures, in each case, to, directly or indirectly, create, incur or assume any Lien of any kind (other than Permitted Liens) on any asset now owned or hereafter acquired by the Company or such Restricted Subsidiary. For purposes of determining compliance with this Section 4.10, (i) in the case of Liens that constitute Permitted Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantee are secured by a Lien on such property or assets of the Company or such Restricted Subsidiary and the proceeds thereof that is senior in priority to such Liens; and (ii) in all other cases that constitute Permitted Liens, the Notes and the applicable Guarantee are equally and ratably secured with or prior to such Obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be.

(b)    [intentionally omitted].

(c)    The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired which Lien secures Indebtedness and is secured on a pari passu basis with the Note Obligations or higher in priority to the Liens securing the Notes other than Liens permitted pursuant to clause (h) of the definition of Permitted Liens.

Section 4.11    Limitations on Asset Sales.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets, property or Capital Stock issued or sold or otherwise disposed of; (ii) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Asset Sale or would be caused thereby and (iii) at least 75% of the consideration received from such Asset Sale (other than in connection with Investments in Joint Ventures by Company or its Subsidiaries) is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or cash equivalents; provided that for purposes of this clause (iii), any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii), not in excess of 25% of the consideration received from such Asset Sale at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

(b)    Within 12 months after the receipt of any Net Proceeds by the Company or any Restricted Subsidiary from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(i)    [intentionally omitted];

(ii)    to fund commitments to research, development or manufacture the Company’s or a Restricted Subsidiaries’, or their respective collaboration or licensing partners’, products or other potential product candidates as may be required under the terms of a license agreement, co-development agreement or Joint Venture;

(iii)    to make Capital Expenditures for the benefit of the business of the Company or any Restricted Subsidiary taken as a whole;

(iv)    to purchase, redeem, or otherwise acquire any Notes or 2021 Convertible Notes; or

(v)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the business of the Company or any Restricted Subsidiary; provided that such assets shall become Collateral pursuant the terms of the Note Security Documents within 30 days (or such longer period as the Collateral Agent may agree in its sole discretion) from the acquisition thereof.

Notwithstanding the foregoing, the Net Proceeds of any Asset Sale by the Company or any Guarantor may be used to make Capital Expenditures or purchase assets for the benefit of a Restricted Subsidiary that is not a Guarantor in satisfaction of the foregoing clause (v) only if the Investment of such Net Proceeds by the Company or such Guarantor in such Restricted Subsidiary would be a Permitted Investment. Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is permitted under this Indenture.

(c)    Any Net Proceeds from Asset Sales received by the Company or any Restricted Subsidiary in the form of cash that are not applied or invested within 12 months as provided in Section 4.11(b) will constitute “Excess Proceeds.” At any time when the aggregate amount of Excess Proceeds not applied or reinvested in accordance with Section 4.11(b) exceeds $10,000,000 (the amount of Excess Proceeds above $10,000,000, the “Subject Excess Proceeds”), within five days thereafter, the Company will make an offer (each, an “Asset Sale Offer”) to all Holders of Notes, to purchase, prepay or redeem the maximum principal amount of Notes after deducting from such Excess Proceeds all accrued and unpaid interest on the Notes and the amount of all fees and expenses, including premiums, incurred in connection with such purchase, prepayment or redemption (the “Offer Amount”). The offer price in any Asset Sale Offer will be equal to 100% of the aggregate principal amount purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase, subject to the rights of Holders of Notes on the relevant Interest Record Date as and to the extent provided in Section 15.02 hereof, and will be payable in cash. If any Subject Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in or required to be prepaid or redeemed in connection with such Asset Sale Offer exceeds the Offer Amount, the Company will select the Notes to be purchased, prepaid or redeemed on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 15.02 hereof or this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 15.02 hereof or this Section 4.11 by virtue of such compliance.

Section 4.12    Transactions with Affiliates.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1,000,000, unless:

(i)    the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable arms-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(ii)    the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5,000,000, a resolution of the Board of Directors accompanied by an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

(b)    The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(a):

(i)    any consulting or employment agreement or compensation plan, stock option or stock ownership plan or reasonable and customary officer or director indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company or a Restricted Subsidiary and payments and transactions pursuant thereto;

(ii)    transactions between or among the Company and/or its Restricted Subsidiaries;

(iii)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person (and no other Affiliate of the Company owns any interest in such Person except through the Company);

(iv)    payment of reasonable fees and reimbursement of expenses of directors, officer and employees of the Company or any of its Restricted Subsidiaries;

(v)    any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(vi)    Restricted Payments of the type described in clause (i), (ii) and (iv) of the definition thereof that do not violate the provisions of Section 4.08 of this Indenture and Permitted Investments described in clause (l) of the definition of Permitted Investments;

(vii)    transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);

(viii)    purchases or sales of goods and/or services with customers, suppliers, sales agents or sellers of goods and services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(ix)    if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary;

(x)    transactions in the ordinary course of business between the Company or a Restricted Subsidiary with any Joint Venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such Joint Venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company (other than by virtue of such joint venture arrangement);

(xi)    any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date listed on Schedule F (Existing Investments) hereto, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(xii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of this Indenture;

(xiii)    to the extent permitted under this Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;

(xiv)    entering into one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board of Directors of the Company;

(xv)    transactions contemplated by, or in connection with, any customary transition services agreement entered into in connection with an Asset Sale which is permitted hereunder;

(xvi)    loans may be made and other transactions may be entered into by the Company and its Subsidiaries to the extent not expressly restricted under this Indenture;

(xvii)    customary fees, indemnities and reimbursements may be paid to non-officer directors of the Company and its Subsidiaries;

(xviii)    Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor; and

(xix)    advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice.

Section 4.13    Further Guarantors. If, after the date of this Indenture,

(a)    the Company or any Subsidiary forms or acquires any Subsidiary, other than an Excluded Entity, then the Company will promptly (and in any event within 45 days (or such longer period as the Collateral Agent may agree in its sole discretion)) after the date of formation or acquisition cause such Subsidiary to provide a Guarantee hereunder; or

(b)    any Subsidiary of the Company that is an Excluded Entity ceases to be an Excluded Entity, then the Company will promptly (and in any event within 45 days (or such longer period as the Collateral Agent may agree in its sole discretion)) thereafter cause such Subsidiary to provide a Guarantee hereunder.

Section 4.14    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2019) an Officers’ Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.15    Further Instruments and Acts. Upon request of the Trustee or Collateral Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.16    Restricted Cash. The Company shall maintain, as of the date hereof and until payment in full of all remaining interest payments on the Notes through the Interest Payment Date of June 1, 2023, the Restricted Cash Account, and cash, cash equivalents and Governmental Obligations in an aggregate principal amount not less than the Restricted Cash Amount on deposit therein or credited thereto, in each case, subject to the Collateral Agent’s Liens established under the Security Agreement and any other applicable Note Security Document, subject to no other Liens other than a Permitted Lien of the type described in clause (l) of the definition thereof.

Section 4.17    Registration Rights.

(a)    The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement.

(b)    By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities.

(c)    Additional Interest payable by the Company pursuant to the Registration Rights Agreement will be payable in arrears on each Interest Payment Date following accrual as regular interest on the Notes as set forth in Section 2.03(c) and will be in addition to any other Additional Interest that may accrue pursuant to this Indenture.

(d)    If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall, no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid, deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the date on which such Additional Interest is payable, (iii) a direction to the Paying Agent to make payment to the extent the Paying Agent receives funds from the Company to do so, and (iv) a notice to Holders detailing the Additional Interest that is payable and the date on which such payment is to be made. Unless and until a Responsible Officer of the Trustee and Paying Agent receives at the Corporate Trust Office such a certificate, the Trustee and Paying Agent may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate setting forth the particulars of such payment.

Section 4.18    Authorized Share Amendment. As promptly as practicable after the date of this Indenture, and in any case no later than July 31, 2020, the Company shall cause to be held a meeting of the Company’s stockholders and shall cause to be presented to the Company’s stockholders for their approval at such meeting, and recommend the approval of, the Authorized Share Amendment and the Nasdaq Stockholder Approval. If approval by the Company’s stockholders of the Authorized Share Amendment and the Nasdaq Stockholder Approval are obtained at such meeting, the Company shall cause the Authorized Share Amendment to be duly adopted and filed with the Secretary of State of the State of Delaware no later than one Business Day following the receipt of such approval.

Section 4.19    Material Collateral. Notwithstanding anything to the contrary set forth in this Indenture (including, without limitation, in Section 4.11), in the event the Company or any Subsidiary (a) sells or transfers its entire interest in any of the Material Collateral to a Person that is not the Company or a Guarantor, (b) (i) exclusively or co-exclusively licenses any Material Collateral, or engages in any licensing of any of the Material Collateral for the development or sale of pharmaceutical products to third parties, to a Person that is not the Company or a Guarantor, and (ii) the license grant of which covers inhaled levodopa within the United States or (c) sells or transfers any interest in any Guarantor, then in each case of clauses (a) through (c) 100% of the cash proceeds of such sale, transfer or license shall constitute Subject Excess Proceeds and each such sale, transfer or license shall comply with Section 4.11(a) as if such transaction was an Asset Sale.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01    Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02    Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)    Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right or upon an Optional Mandatory Conversion and such failure continues for a period of five Business Days;

(d)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(b) or notice of a Merger Event in accordance with Section 14.07(a), in each case, when due;

(e)    failure by the Company to comply with its obligations under Article 11;

(f)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes, this Indenture or in the Note Security Documents;

(g)    default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $30,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or of any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;

(h)    a final judgment or judgments for the payment of $30,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers believed by the Company in good faith to be credit-worthy) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)    the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(j)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(k)    the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(l)    any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Guarantee or gives notice to such effect;

(m)    the commercial launch in the United States market of a product determined by the United States Food and Drug Administration to be bioequivalent to Inbrija;

(n)    any material provision of any Transaction Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Guarantor or the Company or any Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Note Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral (to the extent that such perfection or priority is required hereby) purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Liens permitted under Section 4.10; or

(o)    any provisions of a Permitted Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Note Obligations or the Liens securing the Note Obligations, for any reason shall not have the priority contemplated by this Indenture, the Note Security Documents or such Permitted Intercreditor Agreement.

Section 6.02    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j)with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of any accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of any accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, in each case, at the then-applicable interest rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03    Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall for the first 360 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days during which such Event of Default is continuing and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 360th day during which such Event of Default is continuing. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e), subject to the second immediately succeeding paragraph. If the Company so elects, such Additional Interest shall be payable as set forth in Section 2.03. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations under Section 4.06(b) is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02. No Additional Interest shall accrue pursuant to this Section 6.03, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist, commencing on the date that the Event of Default has been cured; provided that such Event of Default is cured during such 360 day period.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest accrue under the terms of this Indenture at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04    Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest at the then-applicable interest rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and Collateral Agent under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the

Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, each of their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Collateral Agent any amount due to them for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05    Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee and Collateral Agent under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that any interest is payable on such Notes and has been collected by the Trustee) upon such overdue payments at the rate of interest then payable on such Note, if any, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest, payable upon such overdue amounts at the rate of interest then payable on such Notes, if any, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and any interest without preference or priority of principal over such interest, or of any interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and any accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06    Proceedings by Holders. Except to enforce the right to receive payment of principal (including the Fundamental Change Repurchase Price, if applicable) or any interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)    such Holders shall have offered, and if requested, provided to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, which right shall not be impaired or affected without the consent of such Holder.

Section 6.07    Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the

Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09    Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to any Holder) or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10    Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has received written notice, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11    Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01    Duties and Responsibilities of Trustee.

(a)    Except during the continuance of an Event of Default,

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)    In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(ii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iii)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(iv)    this subsection shall not be construed to limit the effect of Section 7.01(a);

(d)    Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

Section 7.02    Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)    in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)    the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee, and such notice references the Notes and this Indenture;

(i)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(k)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Paying Agent or the Transfer Agent or any records maintained by any co-Note Registrar with respect to the Notes or for any actions or omissions of any Paying Agent (other than the Trustee), any Transfer Agent or any co-Note Registrar;

(l)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(m)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(n)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(o)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04    Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, Collateral Agent, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Collateral Agent, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05    Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06    Compensation and Expenses of Trustee. The Company and Guarantors, jointly and severally, covenant and agree to pay to the Trustee and Collateral Agent from time to time, and the Trustee and Collateral Agent shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, the Collateral Agent and the Company, and the Company will pay or reimburse the Trustee and Collateral Agent upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee and Collateral Agent in accordance with any of the provisions of this Indenture and the Note Security Documents in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company and Guarantors, jointly and severally, also covenant to indemnify the Trustee and Collateral Agent in any capacity under this Indenture, the Note Security Documents and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction) on the part of the Trustee, or the Collateral Agent (as applicable), or either of its respective officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and Collateral Agent and to pay or reimburse the Trustee and Collateral Agent for expenses, disbursements and advances shall be secured by a lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s and Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or Collateral Agent. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and Collateral Agent.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07    Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09    Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ prior written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time with 30 days’ prior written notice to the Company and the Trustee remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12    Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application is deemed to receive such application in accordance with Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02    Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03    Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including the Fundamental Change Repurchase Price, if applicable) of and (subject to Section 2.03) any accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04    Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07    No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01    Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an amendment or supplement to the Indenture, the Notes or any other Transaction Document for one or more of the following purposes:

(a)    to cure any ambiguity, omission, defect or inconsistency;

(b)    to provide for the assumption by a Successor Company of the obligations of the Company under the Transaction Documents pursuant to Article 11;

(c)    to add additional guarantors with respect to the Notes or to release any Guarantor’s Guarantee to the extent permitted under this Indenture or any of the Transaction Documents;

(d)    to make, complete, confirm or add any grant of Collateral permitted or required by this Indenture or any of the Transaction Documents, or any release of Collateral that is permitted under this Indenture or any of the Transaction Documents;

(e)    to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)    to make any change that does not adversely affect the rights of any Holder;

(g)    in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h)    to evidence and provide for the acceptance of appointment by a successor trustee;

(i)    to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(j)    to provide for the issuance of additional Notes in accordance with terms and conditions of this Indenture.

Upon the written request of the Company, the Trustee and the Collateral Agent shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under this Indenture, any other Transaction Document or otherwise, in which case the Trustee or Collateral Agent, as the case may be, may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02    Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee and Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an amendment or supplement to this Indenture, the Notes or any other Transaction Document hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)    reduce the amount of Notes whose Holders must consent to an amendment;

(b)    reduce the rate of or extend the stated time for payment of any interest on any Note;

(c)    reduce the principal of or extend the Maturity Date of any Note;

(d)    make any change that adversely affects the conversion rights of any Notes;

(e)    reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)    make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)    change the ranking of the Notes;

(h)    impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Collateral Agent shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under this Indenture, any other Transaction Document or otherwise, in which case the Trustee or Collateral Agent, as the case may be, may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 18.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes, this Indenture and the other Transaction Documents; and

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02     Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture and supplements or amendments to the other Transaction Documents, executed and delivered to the Trustee and Collateral Agent satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03    Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee and Collateral Agent shall have received an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

GUARANTEES

Section 13.01    Guarantees. (a) Subject to this Article 13, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)    the principal of, premium, if any, and interest on, the Notes and such other Note Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof, and

(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations (including Note Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any amendment, waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Note Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Note Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Trustee, the Collateral Agent or any Holder to seek recourse first against the Company or any other Person, or to realize upon any Collateral for any of the Note Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article 13.

(c)    If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full in cash of all obligations (including the Note Obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e)    Without limiting the joint and several obligation of the Guarantors to the Trustee, Collateral Agent and Holders, all Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Law or any comparable applicable provisions of state law, provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its guarantee of the Notes (including in respect of this Section 13.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.01. Notwithstanding anything to the contrary, the Guarantors shall not have the right to seek contribution from the Company and any non-paying Guarantor until payment in full in cash of all Note Obligations.

Section 13.02    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each

Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

Section 13.03    Execution and Delivery of Guarantee and Supplemental Indenture. To evidence a Guarantee set forth in Section 13.01, this Indenture will be executed on behalf of each Guarantor by one of its Officers or authorized representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a Supplemental Indenture substantially in the form attached as Exhibit B will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.04    Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 13.05, a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Company or another Guarantor, unless:

(a)    immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(b)    either:

(i)    the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or another Guarantor) is an entity organized under the laws of the United States and otherwise reasonably acceptable to the Trustee and expressly assumes, by executing and delivering a supplemental indenture to the Trustee and the Collateral Agent that is satisfactory in form to the Trustee in accordance with Article 10 hereof and any other agreements reasonably satisfactory to the Trustee and the Collateral Agent, all of the obligations of that Guarantor under its Guarantee, this Indenture and all appropriate Note Security Documents; or

(ii)    such transaction is permitted by Section 4.08 and Section 4.11.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; provided, however, that the Guarantee of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution.

Except as set forth in Article 4, and notwithstanding Section 13.04(a), Section 13.04(b)(i) and Section 13.04(b)(ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.05    Releases. The Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be automatically released:

(a)    in connection with any sale or other disposition of all of the Capital Stock or all or substantially all of the assets of a Guarantor (including by way of merger or consolidation) to such Person that is not the Company or a Guarantor if the sale or other Disposition does not violate Section 4.11 and the other provisions of this Indenture;

(b)    upon the liquidation or dissolution of such Guarantor following the transfer of all of its assets to the Company or another Guarantor as permitted hereunder.

If the Guarantee of any Guarantor or all or substantially all of the assets of a Guarantor or the Capital Stock of any Guarantor are sold or disposed of in the manner described in clauses (a) or (b) above, and such Guarantor (or as the context may require, Collateral) is released, the Company shall deliver to the Trustee and Collateral Agent an Officers’ Certificate stating and certifying the identity of the released Guarantor (any/or the applicable Collateral), the basis for release in reasonable detail and that such release complies with this Indenture. Upon delivery by the Company to the Trustee and Collateral Agent of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions of any of clauses (a) or (b) of this Section 13.05 have been met with respect to a Guarantor (or such Collateral) in accordance with the provisions of this Indenture, the Trustee and Collateral Agent, as applicable, will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Guarantor from its obligations under its Guarantee and/or the applicable Note Security Documents. Any Guarantor not released from its obligations under its Guarantee as provided in this Section 13.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Note Obligations) of any Guarantor under this Indenture as provided in this Article 13 notwithstanding the release of any other Guarantor.

Section 13.06    Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor,

maker or endorser of any Note Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Note Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Trustee, the Collateral Agent and each Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any of the Trustee, the Collateral Agent or any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Trustee, Collateral Agent or such Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01    Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at an initial conversion rate of 285.7142 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02    Conversion Procedure; Settlement Upon Conversion.

(a)    Subject to this Section 14.02, Section 14.03(b), Section 14.07(a) and Section 14.11, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(k) (“Physical Settlement”), or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(k) (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)    All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Mandatory Conversion Notice with respect to the Notes and prior to the related Mandatory Conversion Date, and all conversions for which the relevant Conversion Date occurs on or after September 1, 2024 shall be settled using the same Settlement Method.

(ii)    Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Mandatory Conversion Notice with respect to the Notes but prior to the related Mandatory Conversion Date, and any conversions for which the relevant Conversion Date occurs on or after September 1, 2024, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)    If, in respect of any Conversion Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice in writing to the Trustee, the Conversion Agent (if other than the Trustee) and converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Mandatory Conversion Notice with respect to the Notes and prior to the related Mandatory Conversion Date in such Mandatory Conversion Notice or (y) on or after September 1, 2024, no later than September 1, 2024). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company timely delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Company does not elect a Settlement Method prior to the deadline set forth in the third immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation.

(iv)    The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (or if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be delivered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b). Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation (including the Interest Make-Whole Payment) on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary (if such facilities are then available), in satisfaction of the Company’s Conversion Obligation.

(d)    In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)    Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)    Subject to Section 14.02(i) and except as set forth below, upon any conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any. Subject to Section 14.02(i) and except as set forth below, the Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on an Interest Record Date, Holders of such Notes as of the close of business on such Interest Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Interest Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Mandatory

Conversion Date or Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note; or (4) for any conversion of Notes as to which an Interest Make-Whole Payment is payable (or Section 14.02(i) is otherwise applicable). Therefore, for the avoidance of doubt, all Holders of record on the Interest Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Interest Record Date.

(i)    Upon any conversion, other than a conversion in connection with a Make-Whole Fundamental Change, the Company will, in addition to the other consideration payable or deliverable in connection with such conversion, make an interest make-whole payment to the converting Holder equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the Conversion Date through June 1, 2023 (the “Interest Make-Whole Payment”); provided that if the applicable Conversion Date occurs after the close of business on an Interest Record Date but prior to the open of business on the Interest Payment Date corresponding to such Interest Record Date, the Company shall not pay accrued interest to any converting Holder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Interest Record Date. In such case, the Interest Make-Whole Payment to such converting Holder will equal all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for until June 1, 2023. The Company may pay the Interest Make-Whole Payment in cash or, if the Authorized Share Conversion Cap and the Beneficial Ownership Limitations would not limit such payment, by delivery of shares of Common Stock, with the value of each share of Common Stock so delivered equal to 95% of the simple average of the Daily VWAP for the 10 Trading Days ending on, and including, the Trading Day immediately preceding the Conversion Date. The Company shall notify the converting Holder of the Company’s election to pay any part of the Interest Make-Whole Payment in shares of Common Stock no later than the close of business on the Trading Day immediately following the relevant Conversion Date.

(j)    The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(k)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes (including any shares of Common Stock to be issued in connection with an Interest Make-Whole Payment) and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected)

Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b)     Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.03(a), the Company shall satisfy the related Conversion Obligation based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below by, at the Company’s option, Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes (which notification may be made through the Depositary), the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such 10 consecutive Trading Day period.

(d)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)    The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$1.78	$2.00	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00
December 23, 2019	276.0835	276.0835	276.0835	276.0835	276.0835	276.0835	276.0835	276.0835	230.0696	184.0557	138.0418	92.0278	46.0139	—
December 1, 2020	276.0835	220.8668	220.8668	220.8668	220.8668	220.8668	220.8668	220.8668	184.0557	147.2445	110.4334	73.6223	36.8111	—
December 1, 2021	276.0835	165.6501	165.6501	165.6501	165.6501	165.6501	165.6501	165.6501	138.0418	110.4334	82.8251	55.2167	27.6084	—
December 1, 2022	276.0835	110.4334	110.4334	110.4334	110.4334	110.4334	110.4334	110.4334	92.0278	73.6223	55.2167	36.8111	18.4056	—
December 1, 2023	276.0835	55.2167	55.2167	55.2167	55.2167	55.2167	55.2167	55.2167	46.0139	36.8111	27.6084	18.4056	9.2028	—
December 1, 2024	276.0835	—	—	—	—	—	—	—	—	—	—	—	—	—

(f)    The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)    if the Stock Price is greater than $35.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Conversion Rate; and

(iii)    if the Stock Price is less than $1.78 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 561.7977 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(g)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)     If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0	×	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of

Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b) (or will be so effected in accordance with the second sentence of Section 14.04(j)), Article 1 except as set forth in Section 14.13, rights issued under a stockholder rights plan, (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply, (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0	×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c)

by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0	×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If any dividend or distribution that constitutes a Spin-Off is declared but not paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.13), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final Optional Mandatory Conversion or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such Optional Mandatory Conversion or purchase and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0	×	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0	×	AC + (SP’×OS’)
OS0 × SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(f)    Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)    Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)    upon the repurchase of any of the Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward repurchase transactions, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 14.04(e);

(v)    solely for a change in the par value of the Common Stock; or

(vi)    for accrued and unpaid interest, if any.

(j)    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Conversion Rate otherwise required pursuant to Section 14.04(a) through (e) would result in a change of less than one percent to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) on the Conversion Date for any Notes (in the case of Physical Settlement); (iii) on each Trading Day of any Observation Period related to any conversion of Notes (in the case of Cash Settlement or Combination Settlement); (iv) on the effective date of any Fundamental Change and/or Make-Whole Fundamental Change; (v) the date, if any, on which the Company provides a Mandatory Conversion Notice; and (vi) any Mandatory Conversion Date, in each case, unless the adjustment has already been made.

(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)    For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05    Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06    Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)    In the case of:

(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)    any consolidation, merger or combination involving the Company,

(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)    any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)    When the Company executes a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)    The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08    Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)    The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use reasonable best efforts to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. None of the Trustee, the Conversion Agent or any of their agents shall be responsible for monitoring or determining whether any Beneficial Ownership Limitations, Authorized Share Conversion Cap or Equity Payment Conditions have been met or determining whether the Authorized Share Amendment Date has occurred and shall be entitled to rely conclusively on written notice provided by the Company as to such matters and any other matters with respect to the Common Stock.

Section 14.10    Beneficial Ownership Limitations. (a) Notwithstanding anything to the contrary in this Indenture, no Holder will be entitled to receive shares of Common Stock upon conversion of Notes (including pursuant to any Optional Mandatory Conversion pursuant to Section 16.01) and no conversion of Notes shall take place to the extent (but only to the extent) that such receipt (or conversion) would cause such Holder and its Affiliates to beneficially own shares in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of any Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of Notes beneficially owned by the Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any purported delivery of shares of Common Stock upon conversion of the Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder violating the Beneficial Ownership Limitations. Solely for the purpose of this Section 14.10, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository Trust Company or its nominee.

(b)    To the extent that the limitation contained in this provision applies, the determination of whether any Notes are convertible (in relation to other securities beneficially owned by the Holder) and of which principal amount of such Notes are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether any Notes may be converted (in relation to other securities beneficially owned by the Holder) and which principal amount such Notes are convertible, in each case subject to the Beneficial Ownership Limitations. To ensure compliance with this restriction, the Holder shall be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 14.10 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)    For purposes of this Section 14.10, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent to such Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

(d)    The “General Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any Notes held by the Holder. The Holder, upon not less than 61 days’ prior written notice to the Company, may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) (such limit, a “Holder Beneficial Ownership Limitation” and together with the General Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”) that is less than or equal to the General Beneficial Ownership Limitation then applicable to the Holders. Any Holder Beneficial Ownership Limitation will be effective as of (i) the issue date for the Notes, for any notice delivered prior to the issuance of such Notes, and (ii) the 61st day after such notice is delivered to the Company in all other cases.

(e)    Any Notes surrendered for conversion (including pursuant to any Optional Mandatory Conversion pursuant to Section 16.01) for which shares of Common Stock are not delivered due to the Beneficial Ownership Limitations shall not be extinguished and, such Holder may either:

(i)    request return of the Notes surrendered by such Holder for Conversion, after which the Company shall deliver such Notes to such Holder within two trading days after receipt of such request; or

(ii)     certify to the Company that the person (or persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limitations, after which the Company shall deliver any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limitations. Upon delivery of such notice, the provisions under Section 14.02 shall apply to the shares of Common Stock to be delivered pursuant to such notice.

Section 14.11    Authorized Share Conversion Cap. (a) Notwithstanding anything to the contrary in this Indenture, prior to the Authorized Share Amendment Date, the number of shares of Common Stock deliverable upon conversion of all Notes in the aggregate and satisfaction of the Interest Make-Whole Payments and any interest payments hereunder will be subject to, and shall not exceed, the Authorized Share Conversion Cap.

(b)    Prior to the earliest of (i) July 31, 2020, (ii) the Authorized Share Amendment Date and (iii) the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company (such earliest date, the “Full Conversion Date”):

(i)    if the Company receives a Notice of Conversion from more than one Holder of Notes for the same Conversion Date and, due to the Authorized Share Conversion Cap or for any other reason, the Company can convert some, but not all, of such Notes submitted for conversion (including the related Interest Make-Whole Payment, if any) on such date into Common Stock, then the Company shall convert from each Holder of Notes electing to have Notes converted on such Conversion Date a pro rata amount of such Holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such Holder relative to the aggregate principal amount of all Notes submitted for conversion on such Conversion Date;

(ii)    the Company shall be entitled to settle conversions of Notes using Physical Settlement and the Interest Make-Whole Payment in shares of Common Stock up to the Authorized Share Conversion Cap and shall not be required to pay any cash in respect of the shares of Common Stock not delivered; and

(iii)    any Notes surrendered for conversion for which any shares of Common Stock are not required to be delivered pursuant to this Section 14.11 (whether such shares would have been required to be delivered to settle conversions of Notes using Physical Settlement or to settle the Interest Make-Whole Payment in shares of Common Stock) shall not be converted or extinguished and shall instead be returned to the Holders and shall remain outstanding.

(c)    If, on or following the Full Conversion Date, the Company receives a Notice of Conversion from one or more Holders of Notes for the same Conversion Date and, due to the Authorized Share Conversion Cap or any other reason, the Company can convert some, but not all, of such Notes submitted for conversion (including the related Interest Make-Whole Payment, if any) into Common Stock, then:

(i)    the Company shall be required to settle such conversions using either Cash Settlement or Combination Settlement, at the Company’s election;

(ii)    if the Company elects Combination Settlement or elects to settle the Interest Make-Whole Payment in shares of Common Stock then the amount of shares of Common Stock to be given to each Holder upon settlement of such conversion (including with respect to shares delivered in satisfaction of the Interest Make-Whole Payment) shall be allocated by the Company on a pro rata basis among Holders surrendering their Notes for conversion on such Conversion Date based on the principal amount of Notes submitted for conversion on such date by such Holder relative to the aggregate principal amount of all Notes submitted for conversion on such Conversion Date; and

(iii)    the Company shall be required to pay cash for any portion of the Conversion Obligation payable with regard to Notes surrendered for conversion (including any applicable Interest Make-Whole Payment) and for which shares of Common Stock are unable to be delivered due to the Authorized Share Conversion Cap or any other reason with any such cash payment to be equal to (A) with respect to shares of Common Stock that would have been required to be delivered in connection with an Interest Make-Whole Payment, the excess of the amount of the Interest Make-Whole Payment over the product of (x) the number of shares of Common Stock delivered in connection with such Interest Make-Whole Payment, and (y) 95% of the simple average of the Daily VWAP for the 10 Trading Days ending on and including the Trading Day immediately preceding the applicable Conversion Date, and (B) with respect to shares of Common Stock that would have been required to be delivered other than in connection with an Interest Make-Whole Payment, with respect to each Trading Day during the Observation Period in respect of which shares of Common Stock are not delivered, the number of shares of Common Stock not so delivered in respect of such Trading Day multiplied by the Daily VWAP for such Trading Day.

(d)    Prior to the Authorized Share Amendment Date, whenever the Authorized Share Conversion Cap is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate setting forth the Authorized Share Conversion Cap after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until an authorized officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Authorized Share Conversion Cap and may assume without inquiry that the last Authorized Share Conversion Cap of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Authorized Share Conversion Cap setting forth the adjusted Authorized Share Conversion Cap and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Authorized Share Conversion Cap to each Holder with a copy to the Trustee and Conversion Agent. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 14.12    Notice to Holders Prior to Certain Actions. In case of any:

(a)    action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.13;

(b)    Merger Event; or

(c)    voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.13    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or Optional Mandatory Conversion of such rights.

Section 14.14    Exchange in Lieu of Conversion.

(a)    When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Notes for conversion that the Company has made the Exchange Election, and the Company shall notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)    Any Notes exchanged by the designated financial institution(s) shall remain outstanding, subject to the Applicable Procedures of the Depositary. If the financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c)    The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such financial institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01     [Intentionally Omitted].

Section 15.02     Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after an Interest Record Date but on or prior to the Interest Payment Date to which such Interest Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest to Holders of record as of such Interest Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(v)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)    On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i)    the events causing the Fundamental Change;

(ii)    the date of the Fundamental Change;

(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)    the Fundamental Change Repurchase Price;

(v)    the Fundamental Change Repurchase Date;

(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request made at least five Business Days prior to the date on which notice is to be sent (or such shorter period as the Trustee may agree), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)    Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase or make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Indenture, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Indenture.

(f)    To the extent that, as a result of a change in law occurring after the first date on which the Notes are issued, the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 15.03    Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(b)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate Applicable Procedures of the Depositary.

Section 15.04    Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money, in immediately available funds, sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest, if and to the extent any interest is accruing or payable on such date, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)    file a Schedule TO or any other required schedule under the Exchange Act; and

(c)    otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL MANDATORY CONVERSION

Section 16.01    Optional Mandatory Conversion. The Company may elect at its option to cause all or a portion subject to the Applicable Procedures of the Notes to be mandatorily converted (an “Optional Mandatory Conversion”) at any time following the Issue Date and prior to the close of business on the Business Day immediately preceding the Maturity Date if (i) the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Mandatory Conversion Notice in accordance with Section 16.02 (any such period, a “Mandatory Conversion Trigger Period”), (ii) the Equity Payment Conditions (other than clause (iii) of the definition thereof) have been met, (iii) the shares of Common Stock issuable upon any conversion of the Notes would, at the time of such Mandatory Conversion Notice, be unrestricted shares that are freely tradable by Holders other than the Company’s Affiliates (or Holders that were not the Company’s Affiliates at any time during the three immediately preceding months) pursuant to an exemption under Rule 144, or pursuant to an effective registration statement that has been declared effective under the Securities Act, (iv) the Common Stock is listed on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) (each, an “Eligible Market”) and has not been suspended from trading on the applicable Eligible Market (other than suspensions of not more than two Trading Days and occurring before the applicable date of determination due to business announcements by the Company), (v) the delisting or suspension of the Common Stock is not pending and has not been threatened in writing by the applicable Eligible Market, and the Company is not then in violation of the then effective minimum listing maintenance requirements of such Eligible Market, (vi) all shares of Common Stock issuable upon Optional Mandatory Conversion may be issued in full without violating the listing rules of the Eligible Market on which the Common Stock is then listed or trading, and (vii) the Company has not defaulted on its obligation to convert any Note before the date the Company sends the Mandatory Conversion Notice, and no Event of Default has occurred and is continuing.

Section 16.02    Notice of Optional Mandatory Conversion; Selection of Notes. (a) In case the Company exercises its Optional Mandatory Conversion right to convert all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for Optional Mandatory Conversion (each, a “Mandatory Conversion Date”) and it or, at its written request received by the Trustee not less than 45 Scheduled Trading Days prior to the Mandatory Conversion Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Mandatory Conversion (a “Mandatory Conversion Notice”) not less than 30 nor more than 45 Scheduled Trading Days prior to the Mandatory Conversion Date to the Conversion Agent (if other than the Trustee) and each Holder of Notes so to be converted as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Mandatory Conversion Date to the Trustee and the Conversion Agent. The Mandatory Conversion Date must be a Business Day.

If any of the conditions in Section 16.01 cease to be satisfied at any time after the Company sends a Mandatory Conversion Notice, the Company will promptly (and no later than the scheduled Mandatory Conversion Date) notify the Holders and the Trustee (and the Paying Agent, if not also the Trustee) of the same, specifying that the Optional Mandatory Conversion ceases to apply. Except as set forth in the preceding sentence, the Company’s issuance of a Mandatory Conversion Notice will be irrevocable. For the avoidance of doubt, the Company shall have no right to convert a Holder’s Notes in connection with an Optional Mandatory Conversion if such conversion would result in such Holder exceeding the Beneficial Ownership Limitations.

(b)    The Mandatory Conversion Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Mandatory Conversion Notice by mail or any defect in the Mandatory Conversion Notice to the Holder of any Note designated for Optional Mandatory Conversion as a whole or in part shall not affect the validity of the proceedings for the Optional Mandatory Conversion of any other Note.

(c)    Each Mandatory Conversion Notice shall specify:

(i)    the Mandatory Conversion Date;

(ii)    the aggregate principal amount of Notes to be mandatorily converted;

(iii)    the Settlement Method;

(iv)    the Conversion Rate and Conversion Price then in effect;

(v)    that on and after the Mandatory Conversion Date interest on the Notes to be converted will cease to accrue;

(vi)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)    the name and address of each Paying Agent and Conversion Agent and the place or places where such Notes are to be surrendered for conversion;

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)    in case any Note is to be converted in part only, the portion of the principal amount thereof to be converted and on and after the Mandatory Conversion Date, upon surrender of such Note, a new Note in principal amount equal to the unconverted portion thereof shall be issued.

(d)    If any Optional Mandatory Conversion involves fewer than all of the then outstanding Notes, the Company shall select the Notes to be mandatorily converted (such that the principal amount of a Holder’s Note not to be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) as follows: (1) in the case of Global Notes, in accordance with Applicable Procedures; and (2) in the case of Definitive Notes, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate. To the extent any Note or portion thereof selected for Optional Mandatory Conversion is thereafter submitted for voluntary conversion pursuant to Section 14.01, the portion of such Note submitted for voluntary conversion shall be deemed (so far as may be possible) to be from the portion selected for the Optional Mandatory Conversion (with any remaining portion being voluntarily converted pursuant to Section 14.01 hereof). Notwithstanding the foregoing, to the extent that, prior to a Mandatory Conversion Date, the Holder has the right to deliver a Fundamental Change Repurchase Notice and, prior to the close of business on the third Business Day immediately preceding the Mandatory Conversion Date, the Holder validly delivers a Fundamental Change Repurchase Notice in respect of any of its Notes, any such Notes subject to such Fundamental Change Repurchase Notice shall not be subject to Optional Mandatory Conversion pursuant to such Mandatory Conversion Notice, regardless of whether such Notes have been previously selected by the Trustee for Optional Mandatory Conversion. In such event, the Trustee shall be entitled to select replacement Notes to be mandatorily converted in accordance with the same procedures set forth above.

Section 16.03    Optional Mandatory Conversion Procedures. (a) Each Holder of a Note, by such Holder’s acceptance thereof, agrees to take or cause to be taken the following actions prior to the Mandatory Conversion Date in respect of its Notes subject to an Optional Mandatory Conversion: (i) if a Definitive Note, surrender the mandatorily converted Note to the Conversion Agent (or in respect of a Global Note, take any actions required for the surrender of a beneficial interest in such Note pursuant to the Applicable Procedures), (ii) furnish such endorsements and transfer documents reasonably required by the Registrar, the Conversion Agent or the Applicable Procedures, (iii) pay any transfer or other tax, if required, (iv) if the Note is a Global Note, complete and deliver to the Depositary any required instructions pursuant to the Applicable Procedures and (v) such other actions necessary to effectuate the Optional Mandatory Conversion as may be reasonably requested by the Company. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Mandatory Conversion Date, each Holder of a Note, by such Holder’s acceptance thereof, authorizes and directs the Company to take any action on such Holder’s behalf to effectuate the Optional Mandatory Conversion and appoints the Company such Holder’s attorney-in-fact for any and all such purposes.

(b)    With respect to any Notes subject to Optional Mandatory Conversion on the Mandatory Conversion Date, the Company will deliver to the Holders of such Notes the applicable Conversion Consideration in accordance with Section 14.02 and Section 14.11, as applied mutatis mutandis to such Optional Mandatory Conversion.

(c)    Upon the Mandatory Conversion Date, unless the Company defaults or otherwise fails in delivering or paying the amounts due pursuant to such Optional Mandatory Conversion, interest on the Notes or portion of Notes so called for the Optional Mandatory Conversion shall cease to accrue and the Holders thereof shall have no right in respect of such Notes except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 16.03. Upon a conversion pursuant to this Section 16.03, the Person in whose name such shares of Common Stock will be registered will become the Holder of record of such shares of Common Stock at the close of business on the Mandatory Conversion Date for such Note.

(d)    For so long as the conversion of any Notes that would have been subject to Optional Mandatory Conversion but for the limitations set forth in Section 14.10 are unable to be so converted, the Company shall be entitled, by delivery of an updated Mandatory Conversion Notice (prepared and calculated as of such date) within five Business Days after receipt of a Beneficial Ownership Certificate from the applicable Holder, to cause all or a portion of such Notes (to the extent still held by such Holder or its Affiliates) to be converted pursuant to this Section 16.03; provided that the requirement the Last Reported Sale Price of Common Stock during a Mandatory Conversion Trigger Period equals or exceeds the 130%, shall be disregarded.

(e)    To the extent that a Holder’s conversion of Notes pursuant to an Optional Mandatory Conversion was limited by the Beneficial Ownership Limitations continues to hold Notes thereafter, such Holder shall, within three Business Days following the end of each fiscal quarter, commencing with the fiscal quarter in which an Optional Mandatory Conversion of Notes held by such Holder was first limited by the Beneficial Ownership Limitations, certify in writing to the Company its beneficial ownership of shares of Common Stock (the “Beneficial Ownership Certificate”). The provisions of this paragraph will not affect the rights of any Holder of Notes who fails to deliver a Beneficial Ownership Certificate as required pursuant to this Section 16.03(e).

(f)    If any of the provisions of this Section 16.03 are inconsistent with applicable law or, in the case of Global Notes, the Applicable Procedures, at the time of such Optional Mandatory Conversion, such applicable law and Applicable Procedures shall govern.

ARTICLE 17

COLLATERAL

Section 17.01    Note Security Documents. (a) Subject to Section 7.01, none of the Collateral Agent or the Trustee nor any of their respective officers, directors, employees, attorneys or agents makes any representations as to and shall not be responsible or liable for the existence, genuineness, value, protection or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Note Security Documents, or for the legality, sufficiency, effectiveness, validity, perfection, priority or enforceability of the Liens or any other security interests in any of the Collateral created or intended to be created by any of the Note Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of any of the Note Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or any defect or deficiency as to any such matters.

(b)    If the Company or any Guarantor acquires any assets or property that are required to become Collateral pursuant to this Indenture or the Note Security Documents or any Subsidiary is required to become a Guarantor pursuant to Section 4.13, the Company or such Guarantor shall promptly (and in any event within 45 days after such acquisition or requirement to become a Guarantor commences) execute a joinder to the Security Agreement and take all steps necessary to validly perfect such Lien (to the extent required by the Note Security Documents), and the Trustee and the Collateral Agent, as applicable, are authorized and directed to execute any documentation consistent therewith.

(c)    The Company and each Guarantor shall execute such further documents, financing statements, agreements and instruments, and take all commercially reasonable further actions (including the filing and recording of financing statements or amendments or continuation statements in respect thereof), that may be required under any applicable law, to ensure that the Liens of the Note Security Documents on the Collateral remain perfected (to the extent required by the Note Security Documents) with the priority required by the Note Security Documents, all at the expense of the Company and Guarantors and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Note Security Documents. It being understood and agreed that the Company and Guarantors shall not be required to provide, and the Collateral Agent shall not request, any additional Liens in respect of any Excluded Property (as defined in the Security Agreement).

Section 17.02     Collateral Agent. (a) The Collateral Agent shall have all the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities provided in the Note Security Documents and, additionally, shall have all the rights (including indemnification rights), benefits, privileges, protections, indemnities and immunities in its dealings under the Note Security Documents as are provided to the Trustee under this Indenture and under applicable law, all of which are incorporated herein mutatis mutandis.

(b)    Except as required or permitted by the Note Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(i)    to act upon directions purported to be delivered to it by any Person, except in accordance with the Note Security Documents;

(ii)    to foreclose upon or otherwise enforce any Lien granted pursuant to the Note Security Documents; or

(iii)    to take any other action whatsoever with regard to any or all of the Note Security Documents (including any Lien granted thereunder) or Collateral.

(c)    The Collateral Agent will act pursuant to the instructions of the Holders and the Trustee with respect to the Collateral. For the avoidance of doubt, the Collateral Agent will have no discretion under this Indenture or the Note Security Documents and will not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may (but will not be obligated to) direct the Collateral Agent in connection with any action required or permitted by this Indenture.

(d)    None of the Collateral Agent or any of its Affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction).

(e)    Other than in connection with a release of Collateral permitted under Section 17.04 or as may be required by Section 9.02, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent will not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent requests direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent will be entitled to refrain from such Action until the Collateral Agent will have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent will not incur liability to any Person by reason of so refraining.

(f)    Neither the Trustee nor the Collateral Agent will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The

Trustee and Collateral Agent hereby disclaim any representation or warranty to the present and future Holders of Notes concerning the perfection of the liens granted hereunder or in the value of any of the Collateral.

(g)    In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h)    The Collateral Agent will be entitled to compensation, reimbursement and indemnity as set forth in Section 7.06.

(i)    The Collateral Agent will not be deemed to have knowledge of any fact or matter (including, without limitation, a Default or Event of Default) unless such fact or matter is actually known to a Responsible Officer of the Collateral Agent.

Section 17.03    Authorization of Actions to be Taken. (a) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Note Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Trustee and the Collateral Agent to enter into the Note Security Documents to which it is a party, and (iii) authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Note Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder. Whether or not expressly provided in any Note Security Document, in entering and acting thereunder, the Collateral Agent (and the Trustee, if applicable) shall be entitled to all of the rights, privileges, immunities and indemnities set forth in this Indenture.

(b)    The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Note Security Documents and, subject to the terms of the Note Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Note Security Documents.

(c)    Subject to the provisions of Section 7.01 and the Note Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)    foreclose upon or otherwise enforce any or all of the Liens granted pursuant to the Note Security Documents;

(ii)    enforce any of the terms of the Note Security Documents to which the Collateral Agent or the Trustee is a party; or

(iii)    collect and receive payment of any and all Note Obligations hereunder.

At the Company’s sole cost and expense, the Trustee is hereby authorized and empowered and directed by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Security Documents or the Liens granted thereunder or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens granted pursuant to the Note Security Documents or be prejudicial to the interests of Holders or the Trustee.

Section 17.04    Release of Collateral. (a) The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes and Guarantees outstanding under this Indenture or any other Obligations under this Indenture (including the Note Obligations), and the right of the Holders of the Notes and such Obligations (including the Note Obligations) to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will automatically terminate and be discharged:

(i)    in whole, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii)    in whole, as to all property subject to such Liens, upon:

payment or satisfaction in full in cash of the principal of, accrued and unpaid interest and premium, if any, and such other amounts due on the Notes and the payment in full in cash of all other Note Obligations; or

satisfaction and discharge of this Indenture as set forth in Article 3 hereof;

(iii)    in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Company or one of the Guarantors in a transaction permitted under Section 4.11 and not otherwise prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of; provided, in each case, that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Note Security Documents, or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee (and any guarantee of other Note Obligations), concurrently with the release of such Guarantee (and any guarantee of other Note Obligations);

(iv)    as to property that constitutes all or substantially all of the Collateral securing the Note Obligations, with the consent of a majority of the Holders (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes); or

(v)    as to property that constitutes less than all or substantially all of the Collateral securing the Note Obligations, with the consent of a majority of the Holders (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, purchase of, the Notes).

Upon receipt of an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent and covenants under this Indenture, including the specific conditions precedent set forth in any of sub-paragraphs (i) through (v) above, as applicable, and the Transaction Documents, if any, relating to such release have been complied with, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company and satisfactory to the Trustee and Collateral Agent, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Transaction Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate and Opinion of Counsel; and notwithstanding any term hereof or in any Transaction Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

(b)    The release of any Collateral from the terms of the Transaction Documents, or the release, in whole or in part, of the Liens created by the Note Security Documents, will not be deemed to impair the Guarantees and security under this Indenture in contravention of the provisions hereof and of the Note Security Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Transaction Documents, and any Person that is required to deliver an Officers’ Certificate shall be entitled to rely upon the foregoing as a basis for delivery of such certificate.

Section 17.05    Use of Collateral. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Note Security Documents, except to the extent otherwise provided in the Note Security Documents or this Indenture, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

(b)    Notwithstanding the foregoing, the Company and the Guarantors may, among other things, without any release or consent by the Trustee or the Collateral Agent, use and dispose of the Collateral in any lawful manner to the extent permitted by provisions of this Indenture.

(c)    The release of any Collateral from the terms of this Indenture will not be deemed to impair the security under this Indenture in contravention of provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

Section 17.06    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 17 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 17; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 17.07    Voting. In connection with any matter under the Security Agreement requiring a vote of holders of Note Obligations, the holders of such Note Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement.

Section 17.08    Appointment and Authorization of Wilmington Trust, National Association as Collateral Agent. (a) Wilmington Trust, National Association is hereby designated and appointed as the Collateral Agent (in such capacity, the “Collateral Agent”) of the Holders under the Note Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Transaction Documents and all other instruments relating to the Note Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Note Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(b)    Notwithstanding any provision to the contrary elsewhere in this Indenture or the Note Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Note Security Document or otherwise exist against the Collateral Agent.

(c)    Beyond the exercise of reasonable care in the custody of the collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Section 17.09    Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and an Opinion of Counsel certifying that all the obligations (including all Note Obligations) under this Indenture, the Notes and the Note Security Documents have been satisfied and discharged by the payment in full in cash of the Note Obligations, and all such obligations have been so satisfied, (i) the Liens granted pursuant to the Note Security Documents shall automatically terminate and be released, (ii) the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Note Security Documents, and (iii) the Trustee and the Collateral Agent shall do or cause to be done all acts reasonably requested by the Company to evidence or give public notice of the release of such Lien as soon as is commercially reasonable.

Section 17.10    Restricted Cash Account. (a) On the Issue Date, the Company shall deposit the Restricted Cash Amount into the Restricted Cash Account. The Collateral Agent shall hold such Restricted Cash Amount, and any interest or earnings thereon, in the Restricted Cash Account for the benefit of the Trustee and the Holders. Except as expressly set forth in this Section 17.10, the Company shall not be permitted to receive distributions or otherwise direct disbursements of any amounts on deposit in the Restricted Cash Account.

(b)    If the Company fails to make timely payment of regularly scheduled interest on the Notes at the times and in the manner provided by Section 4.01 and the Notes, the Trustee shall direct the Collateral Agent to release to the Trustee (or to the Paying Agent, if other than the Trustee), and the Collateral Agent shall promptly disburse by wire transfer or internal transfer to the Trustee (or to the Paying Agent, if other than the Trustee), an amount of cash equal to the amount of interest due on such Interest Payment Date. The Trustee (or the Paying Agent, if other than the Trustee) shall apply such disbursements to the payment of interest that was due on such Interest Payment Date.

(c)    Following the timely payment by the Company of regularly scheduled interest on the Notes in the manner provided by Section 4.01 and the Notes, the Company may seek release of cash in an amount (regardless of whether the Company elects to pay such interest on the Notes in cash or, if the Equity Payment Conditions are met, in cash or in shares of Common Stock pursuant to the terms of this Indenture) so that the amount on deposit in the Restricted Cash Account after giving effective to such release is at least equal to the Restricted Cash Amount. To effect the release contemplated by this Section 17.10(c), the Company shall deliver an Officers’ Certificate (but for the avoidance of doubt, the Company shall not be required to deliver an Opinion of Counsel) to the Trustee and Collateral Agent covering the matters set forth in Section 18.05, specifying the requested amount of release and certifying that the amounts remaining on deposit after giving effect to the requested release is at least equal to the Restricted Cash Amount.

(d)    The Company may from time to time direct the Collateral Agent in writing to invest the amounts on deposit in the Restricted Cash Account in Governmental Obligations. In order to effectuate the distributions contemplated by this Section 17.10, the Collateral Agent is authorized to liquidate some or all of such investments as and when necessary to make such distributions.

None of the Collateral Agent, the Trustee or any of their agents shall have any responsibility or liability to the Company, the Holders or any other Person for any loss which may result from any investment made pursuant to this Indenture, or for any loss resulting from the sale of any such investment. In the absence of written investment instruction in accordance with this Section 17.10(d), the deposits in the Restricted Cash Account shall remain uninvested in cash.

(e)    Upon any disbursements from the Restricted Cash Account in accordance with this Section 17.10, the Lien of the Collateral Agent on the amount of such disbursement shall be automatically released without any further action of any party.

(f)    Upon satisfaction of the provisions of Section 17.09, any amounts remaining on deposit in the Restricted Cash Account shall be disbursed to the Company or its designee.

(g)    The Company may direct the Collateral Agent to release to a Holder all or a portion of any Interest Make-Whole Payment that may be due to such holder in connection with the conversion of such Holder’s Notes.

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.01    Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03    Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, NY 10502, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee and the Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with the Applicable Procedures of the Depositary.

The Trustee and the Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 18.04    Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of

Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Collateral Agent to take any action under any of the provisions of this Indenture or the other Transaction Documents, the Company shall furnish to the Trustee and the Collateral Agent, as applicable, an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Collateral Agent with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.14) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, all conditions precedent and covenants, if any, provided for in this Indenture related to the proposed action have been complied with.

Section 18.06    Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 18.07    [Intentionally Omitted].

Section 18.08    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.09    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.10    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.01, Section 7.04, Section 8.03 and this Section 18.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                                 ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 18.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.12    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.13     Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.14    Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Collateral Agent, as applicable, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.15     Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. None of the Trustee, the Collateral Agent or the Conversion Agent shall be responsible for making any of these calculations, which include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, any accrued interest payable on the Notes, the Conversion Rate of the Notes, Beneficial Ownership Limitations and none of the Trustee, the Collateral Agent or the Conversion Agent shall have any duty to monitor the Stock Price. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Collateral Agent (if applicable) and the Conversion Agent, and each of the Trustee, the Collateral Agent and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 18.16     USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee and the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

Section 18.17    Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee, upon request, such information as it has in its possession about Holders and other applicable parties and/or transactions (including any modification to the terms of such transactions), so that the Trustee can determine whether it has tax-related obligations under Applicable Tax Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
	Name:	Ron Cohen, M.D.
	Title:	President, Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

CIVITAS THERAPEUTICS, INC.

By:	/s/ Ron Cohen
	Name:	Ron Cohen, M.D.
	Title:	Authorized Representative

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ACORDA THERAPEUTICS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ACORDA THERAPEUTICS, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ACORDA THERAPEUTICS, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

ACORDA THERAPEUTICS, INC.

6.00% Convertible Senior Secured Note due 2024

No. [ ]	[Initially][1] $[ ]

CUSIP No. [                    ]

ISIN No. [                    ]

ACORDA THERAPEUTICS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.]2 [                    ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[        ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $210,000,000, in accordance with the rules and Applicable Procedures of the Depositary, on December 1, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.00% per year from December 23, 2019 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2024. Interest on this Note is payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2020, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Interest on this Note is payable in the manner set forth in Section 2.03 of the within-mentioned Indenture. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to refer solely to Additional Interest (if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03) or any interest on any Defaulted Amounts payable as set forth in Section 2.03(e) in the within-mentioned Indenture.

Any Defaulted Amounts shall accrue interest per annum at the then-applicable interest rate borne by this Note, subject to the enforceability thereof under Applicable Law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(e) of the within-mentioned Indenture.

The Company shall pay the principal of and interest, if any, on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ACORDA THERAPEUTICS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

ACORDA THERAPEUTICS, INC.

6.00% Convertible Senior Secured Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.00% Convertible Senior Secured Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $210,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 23, 2019 (the “Indenture”), between the Company and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

To guarantee the due and punctual payment of the principal and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Company under the Indenture, the Notes and the other Transaction Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

The Notes and the Guarantor’s Guarantees of the Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Note Security Documents. The Collateral Agent will hold the Collateral for the benefit of the Holders pursuant to the Note Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

In case certain Events of Default shall have occurred and be continuing, the principal of, and any interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Trustee and the Collateral Agent, in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures or supplements and amendments modifying the terms of the Indenture, the Notes and the other Transaction Documents as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall not be redeemable at the Company’s option and no sinking fund is provided for the Notes. The Company will have the right to cause the automatic conversion of all Notes then outstanding in the manner, and subject to the terms, set forth in Article 16 of the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

ACORDA THERAPEUTICS, INC.

6.00% Convertible Senior Secured Notes due 2024

The initial principal amount of this Global Note is                      DOLLARS ($[        ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:    WILMINGTON TRUST, NATIONAL ASSOCIATION

Global Capital Markets

1100 North Market Street

Wilmington, DE 19890

Attention: Acorda Therapeutics Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of any interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to

1

be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:    WILMINGTON TRUST, NATIONAL ASSOCIATION

Global Capital Markets

1100 North Market Street

Wilmington, DE 19890

Attention: Acorda Therapeutics Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from ACORDA THERAPEUTICS, INC. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐    To ACORDA THERAPEUTICS, INC. or a subsidiary thereof; or

☐    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

[                    ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                     ], among [NEW GUARANTOR] (the “New Guarantor”), a subsidiary of ACORDA THERAPEUTICS, INC. (or its successor), a Delaware corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and collateral agent under the indenture referred to below.

WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of December 23, 2019, providing for the issuance of the Company’s 6.00% Convertible Senior Secured Notes (the “Notes”), initially in an aggregate principal amount of $207,001,000;

WHEREAS Section 4.13 of the Indenture provides that, under certain circumstances, the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the obligations of the Company under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 18.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

B-1

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ACORDA THERAPEUTICS, INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2